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                                                                      EXHIBIT 2

                                                                 CONFORMED COPY

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                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                              VK/AC HOLDING, INC.,

                           MORGAN STANLEY GROUP INC.,

                             MSAM HOLDINGS II, INC.

                                       AND

                              MSAM ACQUISITION INC.



                            DATED AS OF JUNE 21, 1996


          ============================================================








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                                TABLE OF CONTENTS

                                                                                                                Page

                                    ARTICLE I

                                   THE MERGER

1.1.  The Merger..................................................................................................2
1.2.  Effective Time..............................................................................................2
1.3.  Organizational Documents, Directors and Officers of
             the Surviving Corporation............................................................................3
1.4.  Further Assurances..........................................................................................3
1.5.  Conversion of Common Stock, Preferred Stock and
             Options..............................................................................................4
1.6.  Acquisition Price...........................................................................................6
1.7.  Dissenting Shares...........................................................................................7
1.8.  Payment of Merger Consideration and Other Amounts...........................................................7

                                                    ARTICLE II
                                          REPRESENTATIONS AND WARRANTIES

2.1.  Representations and Warranties of the Company...............................................................9
             2.1.1.  Authorization; No Conflicts; Status of
                                VKAC Group, etc...................................................................9
             2.1.2.  Capitalization..............................................................................11
             2.1.3.  Financial Information.......................................................................12
             2.1.4.  Undisclosed Liabilities.....................................................................13
             2.1.5.  Absence of Changes..........................................................................13
             2.1.6.  Taxes.......................................................................................17
             2.1.7.  Properties and Assets.......................................................................21
             2.1.8.  Contracts...................................................................................22
             2.1.9.  Intellectual Property.......................................................................24
             2.1.10. Insurance ..................................................................................25
             2.1.11. Litigation..................................................................................26
             2.1.12. Compliance with Laws and Other
                               Instruments; Governmental Approvals...............................................26
             2.1.13. Environmental Matters.......................................................................27
             2.1.14. Affiliate Transactions......................................................................28
             2.1.15. Government Regulation.......................................................................28
             2.1.16. Funds; Sub-Advisory Funds; Clients..........................................................32
             2.1.17. Labor Matters, etc..........................................................................34
             2.1.18. ERISA.......................................................................................34
             2.1.19. Brokers, Finders, etc.......................................................................36
             2.1.20. List of ERISA Clients.......................................................................36
             2.1.21. Hedging Activities..........................................................................36
             2.1.22. Financial Projections.......................................................................36



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
             2.1.23.  Assets Under Management....................................................................37
2.2.  Representations and Warranties of the Parent, Holdco
             and the Buyer.......................................................................................37
             2.2.1.  Corporate Status; Authority for
                             Agreement...........................................................................37
             2.2.2.  No Conflicts, etc...........................................................................37
             2.2.3.  Litigation..................................................................................38
             2.2.4.  Brokers, Finders, etc.......................................................................38
             2.2.5.  No Disqualifying Participants...............................................................38
             2.2.6.  Financing...................................................................................39
             2.2.7.  Section 15(f) Materials.....................................................................39

                                                    ARTICLE III

                                                     COVENANTS

3.1.  Covenants of the Company...................................................................................39
             3.1.1.  Conduct of Business.........................................................................39
             3.1.2.  No Solicitation.............................................................................40
             3.1.3.  Access and Information......................................................................41
             3.1.4.  Subsequent Financial Statements, Debt
                             Prepayments and Filings.............................................................42
             3.1.5.  Public Announcements........................................................................42
             3.1.6.  Further Actions.............................................................................43
             3.1.7.  Compliance with Investment Company
                             Act Section 15......................................................................45
             3.1.8.  Qualification of the Funds; Tax Affairs.....................................................46
             3.1.9.  ERISA Clients...............................................................................48
3.2.  Covenants of the Parent, Holdco and the Buyer..............................................................48
             3.2.1.  Public Announcements........................................................................48
             3.2.2.  Further Actions.............................................................................48
             3.2.3.  Compliance with Investment Company
                             Act Section 15......................................................................49
             3.2.4.  Employee Matters Subsequent to the
                             Effective Time......................................................................51
             3.2.5.  List of Affiliates..........................................................................52
             3.2.6.  Contribution Agreement......................................................................52

                                                    ARTICLE IV
                                               CONDITIONS PRECEDENT

4.1.  Conditions to Obligations of Each Party....................................................................53
             4.1.1.  HSR Act Notification........................................................................53
             4.1.2.  No Injunction, etc..........................................................................53
             4.1.3.  Contribution Agreement......................................................................53
             4.1.4.  Assets Under Management.....................................................................53
4.2.  Conditions to Obligations of the Parent, Holdco and
             the Buyer...........................................................................................53
             4.2.1.  Representations; Performance................................................................54



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
             4.2.2.  Consents....................................................................................54
             4.2.3.  MCM Indemnity...............................................................................54
             4.2.4.  Resignation of Directors....................................................................55
             4.2.5.  Opinion of Counsel..........................................................................55
             4.2.6.  Proceedings.................................................................................55
             4.2.7.  Govett Agreements...........................................................................55
             4.2.8.  FIRPTA Certification........................................................................55
4.3.  Conditions to Obligations of the Company...................................................................55
             4.3.1.  Representations, Performance, etc...........................................................56
             4.3.2.  Consents....................................................................................56
             4.3.3.  Merger Consideration........................................................................56
             4.3.4.  Certain Indebtedness........................................................................57
             4.3.5.  Opinions of Counsel.........................................................................57
             4.3.6.  Corporate Proceedings.......................................................................57

                                                     ARTICLE V
                                                    TERMINATION

5.1.  Termination................................................................................................57
5.2.  Effect of Termination......................................................................................58

                                                    ARTICLE VI
                                            DEFINITIONS, MISCELLANEOUS

6.1.  Definition of Certain Terms................................................................................58
6.2.  Survival of Representations and Warranties.................................................................74
6.3.  Expenses; Transfer Taxes...................................................................................75
6.4.  Severability...............................................................................................75
6.5.  Notices....................................................................................................75
6.6.  Miscellaneous..............................................................................................76
             6.6.1.  Headings....................................................................................76
             6.6.2.  Entire Agreement............................................................................77
             6.6.3.  Counterparts................................................................................77
             6.6.4.  Governing Law...............................................................................77
             6.6.5.  Binding Effect..............................................................................77
             6.6.6.  Assignment..................................................................................77
             6.6.7.  No Third Party Beneficiaries................................................................78
             6.6.8.  Waiver of Jury Trial........................................................................78
             6.6.9.  Amendment; Waivers..........................................................................78
             6.6.10. Certain Disclosures.........................................................................78


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                                    SCHEDULES AND EXHIBITS

Exhibit A                   --     Adjustment Based on Assets Under
                                   Management
Exhibit B                   --     Form of MCM Indemnification Agreement
Exhibit C-1                 --     Form of Opinion of General Counsel of
                                   the Company
Exhibit C-2                 --     Form of Opinion of Special Counsel to
                                   the Company
Exhibit D                   --     Form of Opinion of Special Counsel to
                                   the Buyer
Schedule 2.1.1(b)           --     Company Conflicts and Governmental
                                   Approvals
Schedule 2.1.1(c)           --     Due Organization
Schedule 2.1.2(a)           --     Owners of Preferred Stock and Common
                                   Stock
Schedule 2.1.2(b)           --     Equity Interests of the VKAC Group
Schedule 2.1.2(c)           --     Option Holders
Schedule 2.1.2(d)           --     Agreements with Respect to Capital
                                   Stock
Schedule 2.1.2(e)           --     Other Investments
Schedule 2.1.5              --     Changes Since December 31, 1995
Schedule 2.1.6(a)           --     Tax Returns; Payment of Taxes
Schedule 2.1.6(b)           --     Tax Extensions
Schedule 2.1.6(c)           --     Group For Tax Purposes; Tax Filing
                                   Jurisdictions
Schedule 2.1.6(d)           --     Tax Audits and Assessments
Schedule 2.1.6(f)           --     Tax Sharing Arrangements
Schedule 2.1.6(g)           --     Regulated Investment Company Exceptions
Schedule 2.1.6(j)           --     Real Property in Transfer Tax
                                   Jurisdictions
Schedule 2.1.6(k)           --     Qualified Stock Purchases
Schedule 2.1.7              --     Real Property
Schedule 2.1.8(a)           --     Contracts
Schedule 2.1.8(b)           --     Contract Exceptions
Schedule 2.1.8(c)           --     Investment Advisory Clients
Schedule 2.1.8(f)           --     Proprietary and Preferred Vendors
Schedule 2.1.9(a)           --     Intellectual Property
Schedule 2.1.9(b)           --     Intellectual Property Infringements
Schedule 2.1.10             --     Insurance Policies
Schedule 2.1.11             --     Litigation
Schedule 2.1.12(a)          --     Compliance with Laws
Schedule 2.1.12(b)          --     Governmental Approvals
Schedule 2.1.14             --     Affiliate Transactions
Schedule 2.1.15(a)          --     Regulatory Compliance: Investment
                                   Advisers
Schedule 2.1.15(b)          --     Regulatory Compliance: Broker-Dealers
Schedule 2.1.15(c)          --     Funds and Sub-Advisory Funds
Schedule 2.1.15(f)          --     Regulatory Compliance: Transfer Agent
Schedule 2.1.15(g)          --     Regulatory Compliance: Trust Companies





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Schedule 2.1.18(a)          --     ERISA Plans
Schedule 2.1.19             --     Brokers, Finders, etc.
Schedule 2.1.20             --     ERISA Accounts
Schedule 2.2.2              --     Parent and Buyer Conflicts and
                                   Governmental Approvals
Schedule 3.1.1              --     Conduct of Business
Schedule 3.1.6(f)           --     Other Consents
Schedule 3.2.4(c)           --     Change of Control




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
                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of June 21, 1996, among VK/AC Holding, Inc., a Delaware corporation (the "Company"), Morgan Stanley Group Inc., a Delaware corporation (the "Parent"), MSAM Holdings II, Inc., a Delaware corporation and a wholly owned subsidiary of the Parent ("Holdco"), and MSAM Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Holdco (the "Buyer").

                              W I T N E S S E T H :

                  WHEREAS, the Company is a Delaware corporation having authorized capital of (i) 32,500 shares of Preferred Stock, all of which shares are issued and outstanding on the date hereof, (ii) 3,250,000 shares of Class A Common Stock, of which 2,317,474 shares are issued and outstanding on the date hereof and (iii) 3,250,000 shares of Class B Common Stock, of which 117,817 shares are issued and outstanding on the date hereof;

                  WHEREAS, the Company owns all of the issued and outstanding capital stock of Van Kampen American Capital, Inc., a Delaware corporation ("VKAC");

                  WHEREAS, the Buyer wishes to acquire the Company on the terms and conditions and for the consideration described in this Agreement (capitalized terms used herein without definition having the meanings specified therefor in Section 6.1);

                  WHEREAS, the Parent, Holdco and the Designated Managers have entered into a Contribution Agreement dated as of the date hereof (the "Contribution Agreement");

                  WHEREAS, in furtherance of such acquisition, (i) the Boards of Directors of the Company and the Buyer have approved a merger of the Buyer with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement, and have directed that this Agreement be submitted to their respective stockholders for adoption, and (ii) each of the holder of a majority of the shares of Common Stock issued and outstanding on the date hereof and Holdco, as the sole stockholder of the Buyer, has approved the Merger, upon the terms and subject to the conditions set forth in this

Agreement, in each case pursuant to a written stockholder consent; and

                  WHEREAS, the Company, the Parent, Holdco and the Buyer desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

                  NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived therefrom, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  1.1. The Merger. In accordance with and subject to the terms and provisions of this Agreement and the DGCL, at the Effective Time: (i) the Buyer shall be merged with and into the Company, the separate existence of the Buyer shall cease and the Company shall be the surviving corporation (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware; (ii) all rights, privileges, immunities, powers, purposes, franchises, properties and assets of the Company and the Buyer shall vest in the Surviving Corporation; and (iii) all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and the Buyer shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                  1.2. Effective Time. Upon the terms and subject to the conditions of this Agreement, no later than the second Business Day after the satisfaction or waiver of the conditions set forth in Article IV, the Company shall execute and file a Certificate of Merger (together with any other documents required by Applicable Law to effectuate the Merger) with the Secretary of State of the State of Delaware in accordance with Sections 251 and 103 of the DGCL (the "Certificate of Merger"). Prior to such filing, a closing (the "Closing") will be held at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York (or such other place as the parties may agree), for the purpose of confirming all of the foregoing. The Merger shall become effective simultaneously with the filing of the Certificate of Merger. The date and time when the Merger shall become effective is referred to in this Agreement as the "Effective Time."

                  1.3. Organizational Documents, Directors and Officers of the Surviving Corporation. (a) Certificate of Incorporation. From and after the Effective Time, the Certificate of Incorporation of the Buyer in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter amended, altered or repealed as provided therein or by Applicable Law.

                  (b) By-Laws. From and after the Effective Time, the by-laws of the Buyer in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter amended, altered or repealed as provided therein.

                  (c) Directors and Officers. From and after the Effective Time, the directors of the Buyer immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation until his or her successor is elected or appointed, as the case may be, and qualified or until his or her earlier death, resignation, disqualification or removal.

                  1.4. Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company or the Buyer, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to solicit in the name of the Company or the Buyer any third party consents or other documents required to be delivered by any third party, to execute and deliver, in the name and on behalf of the Company or the Buyer, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or the Buyer, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company or the Buyer and otherwise to carry out the purposes of this Agreement.

                  1.5. Conversion of Common Stock, Preferred Stock and Options.
(a) Common Stock and Preferred Stock in General. Each share of Common Stock and Preferred Stock outstanding at the Effective Time (except for (x) any shares of Common Stock then held in the treasury of the Company or by any Subsidiary of the Company, (y) Dissenting Shares and (z) any shares of Common Stock then held by Holdco) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the Per Share Merger Consideration (such amounts, in the aggregate, the "Merger Consideration").

                  (b) Shares Held by the Company, a Subsidiary or Holdco. Each share of Common Stock that at the Effective Time is held in the treasury of the Company, by any Subsidiary of the Company or by Holdco shall, by virtue of the Merger and without any action on the part of the Company, any such Subsidiary or Holdco, be cancelled and retired and cease to exist, without any conversion thereof.

                  (c) No Rights as Stockholders. The holders of certificates representing shares of Common Stock shall as of the Effective Time cease to have any rights as stockholders of the Company, except such rights, if any, as holders of Dissenting Shares may have pursuant to the DGCL, and, except as aforesaid, their sole right shall be the right to receive their share of the Merger Consideration, as determined and paid in the manner set forth in this Agreement.

                  (d) Employee Options. At the Effective Time, each option outstanding at such time under the VK/AC Holding, Inc. Stock Option Plan (the "Option Plan") and the Management Stock Option Agreements entered into pursuant to the Option Plan (each, an "Employee Option"), whether or not vested, other than any Employee Option subject to an Acknowledgment, Waiver and Agreement between the Company and the holder thereof (each such agreement, a "Stock Option Waiver"), shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled for the right to receive from the Surviving Corporation at the Effective Time an amount of cash in dollars (subject to reduction for any applicable withholding Taxes) equal to the product of (i) the excess of the Per Share Merger Consideration over the exercise price per share of such Employee Option, and (ii) the number of shares of Class A Common Stock subject to such Employee Option. On the Business Day immediately preceding the Effective Time, the Company shall deliver to the Buyer a certificate, signed by an officer of the Company, setting forth (A) the aggregate amount (the "Total Employee Option Cancellation Amount") payable by the Surviving Corporation under this Section 1.5(d) without reduction for applicable withholding Taxes and (B) the aggregate applicable withholding Taxes payable with respect thereto.

                  (e) Deferred Stock Units. Each deferred stock unit outstanding at such time under the separate Deferred Stock Agreements between the Company and employees of members of the VKAC Group (each such employee, a "Grantee," each such agreement, a "Deferred Stock Agreement" and each such unit, a "Deferred Stock Unit") and each Employee Option outstanding at such time that is subject to a Stock Option Waiver, in each case whether or not vested, shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled in exchange for the right, subject to and in accordance with the terms of the applicable Deferred Stock Agreement in the case of the Deferred Stock Units, or the applicable Stock Option Waiver in the case of the Employee Options, to receive from the Surviving Corporation an amount of cash in dollars (subject to reduction for any applicable withholding Taxes) equal to (i) in the case of such Deferred Stock Unit, the Per Share Merger Consideration, and (ii) in the case of such Employee Option, the product of (A) the excess of the Per Share Merger Consideration over the exercise price per share of such Employee Option, and (B) the number of shares of Class A Common Stock subject to such Employee Option.

                  (f) Travelers Option and Jones Option. On the Business Day immediately preceding the Effective Time, the Company shall prepare and deliver to the Parent, Holdco and the Buyer: (i) in the event that the Effective Time occurs after January 1, 1997, a certificate setting forth (x) the number of shares of Class B Common Stock for which the Travelers Option would become exercisable on the Closing Date (the "Travelers Option Shares"), based upon the Average Annual Net Asset Value Increase (as defined in the Travelers Option Agreement) as of the Business Day immediately preceding the date such certificate is delivered and (y) (A) the aggregate amount payable by the Surviving Corporation at the Effective Time to Travelers in respect of the cancellation of the Travelers Option without reduction for applicable withholding Taxes (such amount, the "Travelers Option Cancellation Amount"), and
(B) the aggregate applicable withholding Taxes payable with respect thereto, if any; and (ii) a certificate setting forth (x) the number of shares of Class A Common Stock for which the Jones Option would become exercisable on the Effective Time (the "Jones Option Shares"), based upon the Average Annual Net Asset Value Increase (as defined in the Jones Option

Agreement) as of the Business Day immediately preceding the date such certificate is delivered and (y) (A) the aggregate amount, if any, payable by the Surviving Corporation at the Effective Time to E.D. Jones in respect of the cancellation of the E.D. Jones Option without reduction for applicable withholding Taxes (such amount, the "Jones Option Cancellation Amount") and
(B) the aggregate applicable withholding Taxes payable with respect thereto.

                  (g) Common Stock of the Buyer. At the Effective Time, each share of common stock of the Buyer then issued and outstanding shall, by virtue of the Merger and without any action on the part of the Buyer, be converted into and become one fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

                  1.6. Acquisition Price. (a) Amount. The "Acquisition Price" shall be $1,175,000,000, subject to adjustment as provided in Section 1.6(b).

                  (b) Adjustments to Acquisition Price. The Acquisition Price shall be subject to the following two adjustments:

                  (i) The Acquisition Price shall be adjusted prior to the Effective Time in accordance with the formula set forth in Exhibit A hereto. At or prior to 12:00 noon, New York City time, on the Business Day immediately preceding the Effective Time, the Company shall deliver to the Buyer a certificate, signed by an officer of the Company, setting forth the Closing Assets Under Management and the Market Assets Under Management as of the close of business on the second Business Day immediately preceding the Effective Time. Such certificate will include information with respect to each open end Fund, the Prime Rate Trust and the Institutional Accounts (including each Sub-Advisory Fund), and will show the amount and calculation of the adjustment, if any, to the Acquisition Price pursuant to Exhibit A hereto and this Section 1.6(b)(i).

                  (ii) In addition to the adjustment provided for in clause (i), the Acquisition Price shall be reduced by: (A) the Adjusted Senior Notes Amount; (B) the Adjusted Bank Debt Amount; and (C) 50% of the Transaction Expenses up to an amount of such Expenses not to exceed $16,000,000 and 100% of any such Expenses in excess of $16,000,000. Two Business Days prior to the Effective Time, the Company shall deliver to the

         Buyer a certificate, executed by the president and the chief financial officer of the Company, setting forth the individual amounts, if any, by which the Acquisition Price will be adjusted pursuant to the foregoing clauses (A), (B) and (C), together with reasonable supporting calculations for each component of such adjustments, such determinations to be made as of the Business Day (the "Determination Date") that is six Business Days prior to the Effective Time.

                  (iii) The Acquisition Price shall be increased by an amount equal to the product of (i) the Acquisition Price, as adjusted pursuant to Section 1.6(b)(ii) but without regard to Section 1.6(b)(i) and this
         Section 1.6(b)(iii), times (ii) Base LIBOR (as defined in the Credit Agreement) plus .15 of 1%, times (iii) a fraction, the numerator of which shall be the number of days from and including the Determination Date to the Effective Time and the denominator of which shall be 360. The Buyer and the Company shall for federal Income Tax purposes treat the increase in the Acquisition Price pursuant to this Section 1.6(b)(iii) as a portion of the acquisition price for the Company, not as interest.

                  1.7. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Common Stock which are held by stockholders who shall have effectively dissented from the Merger and perfected their appraisal rights in accordance with the provisions of Section 262 of the DGCL (the "Dissenting Shares"), shall not be converted into or be exchangeable for the right to receive the Merger Consideration, but the holders thereof shall be entitled to payment from the Surviving Corporation of the appraised value of such shares in accordance with the provisions of Section 262 of the DGCL.

                  1.8. Payment of Merger Consideration and Other Amounts. (a) Surrender of Certificates, etc. Prior to the Effective Time, the Parent, Holdco, the Buyer and the Company shall enter into an exchange agent agreement (the "Exchange Agent Agreement") with a bank or trust company designated by the Company and reasonably acceptable to the Buyer pursuant to which such bank or trust company shall act as exchange agent (the "Exchange Agent") for the payment of the Merger Consideration. As soon as practicable after the Effective Time, each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Common Stock or Preferred Stock (the "Certificates") shall, upon surrender to the Exchange Agent of such Certificate or Certificates and acceptance thereof by the Exchange Agent, be entitled to the amount of cash (rounded to the nearest $0.01) into which the aggregate number of shares of Common Stock or Preferred Stock previously represented by such Certificate or Certificates surrendered shall have been converted pursuant to Section 1.5(a) of this Agreement. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. The Exchange Agent shall deliver all funds which each holder of Common Stock or Preferred Stock is entitled to receive pursuant to this Section 1.8 within one Business Day following such holder's surrender of such holder's Certificates. The Buyer shall furnish to the Exchange Agent prior to or at the Effective Time all funds required to make such payments. No interest will be paid or accrued on the Merger Consideration upon the surrender of the Certificates. All payments in respect of shares of Common Stock or Preferred Stock which are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such shares. With respect to any Certificate alleged to have been lost, stolen or destroyed, the owner or owners of such Certificate shall be entitled to the Merger Consideration in respect of such Certificate upon delivery to the Exchange Agent of an affidavit of such owner or owners setting forth such allegation and a bond sufficient to indemnify the Parent, Holdco and the Surviving Corporation against any claim that may be made against any of them on account of the alleged loss, theft or destruction of any such Certificate or the delivery of such Merger Consideration.

                  (b) Payments in Respect of Options. At or prior to the Effective Time, the Buyer shall pay to the Company an amount equal to the Total Employee Option Cancellation Amount, the Jones Option Cancellation Amount and, if the Effective Time occurs after January 1, 1997, the Travelers Option Cancellation Amount, net in each case of withholding Taxes, if any, which amounts shall be paid by the Surviving Corporation to the Persons entitled to receive such amounts pursuant to Sections 1.5(d) and (f).

                  (c) Endorsement of Certificates; Transfer Taxes. If Merger Consideration is to be delivered to a Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to delivery of such Merger Consideration that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such

Merger Consideration shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Exchange Agent and the Surviving Corporation that such Tax has been paid or is not applicable.

                  (d) Status of Certificates. Until surrendered in accordance with the provisions of this Section 1.8, from and after the Effective Time, each Certificate (other than (i) Certificates representing shares of Common Stock held in the treasury of the Surviving Corporation, by any Subsidiary of the Surviving Corporation or by Holdco and (ii) Dissenting Shares in respect of which appraisal rights are perfected) shall represent for all purposes only the right to receive a portion of the Merger Consideration as determined and paid in the manner set forth in this Agreement.

                  (e) No Further Transfers. After the Effective Time there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of Common Stock or Preferred Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration as provided in Section 1.8(d).

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

                  2.1. Representations and Warranties of the Company. The Company represents and warrants to the Parent, Holdco and the Buyer as follows:

                  2.1.1. Authorization; No Conflicts; Status of VKAC Group, etc.
(a) Authorization, etc. The Company has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by it. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, by the Company have been duly authorized by all requisite corporate action of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  (b) No Conflicts. Except as set forth in Schedule 2.1.1(b), the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not contravene, result in any violation of, loss of rights or default under, constitute an event creating rights of acceleration, termination, repayment or cancellation under, entitle any party to receive any payment pursuant to, or result in the creation of any Lien upon any of the properties or assets of any member of the VKAC Group under, (i) any provision of the Organizational Documents of any member of the VKAC Group, (ii) any Applicable Law applicable to any member of the VKAC Group or any Fund or any of their respective properties or (iii) any Contract, except for, in the case of this clause (iii), any such contraventions, violations, losses, defaults, accelerations, terminations, repayments, cancellations or Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 2.1.1(b), no Governmental Approval (other than pursuant to the HSR Act) or other Consent is required to be obtained or made by any member of the VKAC Group or any Fund in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby.

                  (c) Due Organization, etc. Schedule 2.1.1(c) sets forth a correct and complete list of each member of the VKAC Group, its form and jurisdiction of organization and each jurisdiction in which such member is qualified to do business. Each member of the VKAC Group is a corporation, partnership, limited liability company, trust or trust company duly organized, validly existing and in good standing under the laws of such member's jurisdiction of organization, with the requisite corporate, partnership, company, trust or trust company power and authority, as applicable, to carry on its business as now conducted and to own or lease and to operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated. Each member of the VKAC Group is duly qualified to do business and is in good standing as a foreign corporation, partnership, limited liability company, trust or trust company, as applicable, in all jurisdictions in which the failure to be so qualified, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on such member of the VKAC Group.

                  (d) Organizational Documents, etc. The Company has made available to the Buyer complete and correct copies of the Organizational Documents, as in effect on the date hereof, of each member of the VKAC Group. The Buyer has been given the opportunity to inspect the corporate minutes and stock transfer books of the Company and VKAC.

                  2.1.2. Capitalization. (a) The Company. The authorized capital stock of the Company consists of (i) 3,250,000 shares of Class A Common Stock, of which 2,317,474 shares as of the date hereof are issued and outstanding,
(ii) 3,250,000 shares of Class B Common Stock, of which 117,817 shares as of the date hereof are issued and outstanding and (iii) 32,500 shares of Preferred Stock, all of which shares as of the date hereof are issued and outstanding.
All of the outstanding shares of Preferred Stock and Common Stock have been duly authorized, validly issued, fully paid and nonassessable. The record owners as of the date hereof of the Preferred Stock and the Common Stock are listed in
Schedule 2.1.2(a).

                  (b) Other Members of the VKAC Group. Schedule 2.1.2(b) sets forth a complete and correct description of the authorized stock or other equity interests of each member of the VKAC Group (other than the Company) and the amount of such stock or other equity interests that are issued and outstanding as of the date hereof. All of such outstanding shares of stock or other equity interests of each member of the VKAC Group (other than the Company) have been duly authorized and validly issued and are fully paid and nonassessable, and are owned beneficially and of record by the member of the VKAC Group or other Person specified on such Schedule 2.1.2(b).

                  (c) Options. There are 358,301 shares of Class A Common Stock reserved for issuance upon exercise of the Employee Options outstanding on the date hereof, 57,750 shares of Class A Common Stock reserved for issuance upon exercise of the Jones Option, 120,222 shares of Class B Common Stock reserved for issuance upon exercise of the Travelers Option (the Employee Options, the Jones Option and the Travelers Option, collectively, the "Options"), 3,350 shares of Class A Common Stock reserved for issuance in connection with Deferred Stock Units outstanding on the date hereof, 32,500 shares of Class A Common Stock reserved for issuance upon exchange of the Preferred Stock for such shares and 3,132,183 shares of Class B Common Stock reserved for issuance upon exchange of shares of Class A Common Stock for such shares. There are Options relating to 536,273 shares of Common Stock outstanding as of the date hereof, and the Company has not agreed to, nor does it have commitments to, issue options relating to any additional shares of Common Stock. The Travelers Option will terminate without having become exercisable so long as the Effective Time occurs prior to January 1, 1997.
Schedule 2.1.2(c) sets forth a complete and correct list of all holders of Options as of the date hereof (collectively, the "Option Holders") and all holders of Deferred Stock Units as of the date hereof, including the exercise price of each such Option and the number of shares of Common Stock issuable upon exercise thereof and upon vesting of each such Deferred Stock Unit.

                  (d) Other Agreements with Respect to Capital Stock. There are no preemptive or similar rights on the part of any Person with respect to the issuance of any shares of capital stock of the Company or any other member of the VKAC Group, except for such rights as may be set forth in the Registration and Participation Agreement. Except (i) for this Agreement, (ii) in respect of the Options and the Deferred Stock Agreements, (iii) in respect of certain repurchase rights with respect to the shares of Class A Common Stock held by current or former officers or employees of the Company or any of its Subsidiaries and (iv) and as set forth in Schedule 2.1.2(c) or 2.1.2(d), currently there are no subscriptions, options, warrants or other similar rights, agreements or commitments of any kind obligating the Company or any other member of the VKAC Group to issue or sell, or to cause to be issued or sold, or to repurchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable for, or any options, warrants or other similar rights relating to, any such shares.

                  (e) Other Investments. Except as set forth in Schedule 2.1.2(e) and except for securities of and other interests in members of the VKAC Group, investments in publicly traded securities acquired or held in the ordinary course of business as trading inventory, investments in the Company's investment products and cash equivalents, no VKAC Company holds any outstanding securities or other interests in any corporation, partnership, company, joint venture or other entity.

                  2.1.3. Financial Information. The Company has delivered to the Buyer the Financial Statements. The Financial Statements have been prepared in all material respects in accordance with generally accepted accounting principles in the United States applied on a consistent basis ("GAAP") throughout the periods presented in the Financial Statements, except, in the case of the Company Financial Statements as at and for the three months ended March 31,

1996, for normal year-end audit adjustments and the absence of footnotes. The consolidated balance sheets of the Company and its Subsidiaries included in the Company Financial Statements present fairly in all material respects the financial position of the Company and its Subsidiaries as at the respective dates thereof; and the consolidated statements of income, statements of stockholders' equity and statements of cash flow of the Company and its Subsidiaries included in the Company Financial Statements present fairly in all material respects the results of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for the respective periods indicated. The statements of net assets or statements of assets and liabilities and investment portfolio included in the Fund Financial Statements for each of the Funds present fairly in all material respects the financial position of such Fund as at the respective dates thereof, and the statements of operations and statements of changes in net assets included in the Fund Financial Statements for each of the Funds present fairly in all material respects the results of operations and changes in net assets of such Funds for the respective periods indicated.

                  2.1.4. Undisclosed Liabilities. The VKAC Group is not subject to any obligation or liability of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, and, to the knowledge of the Company, there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such an obligation or liability, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, other than (i) obligations and liabilities contemplated by or in connection with this Agreement or the transactions contemplated hereby, (ii) as and to the extent disclosed or reserved against in the audited consolidated balance sheet as at December 31, 1995 included in the Company Financial Statements and (iii) obligations and liabilities incurred since December 31, 1995 in the ordinary course of business consistent with past practices and not prohibited by this Agreement.

                  2.1.5. Absence of Changes. Since December 31, 1995, except (i) as set forth in Schedule 2.1.5, (ii) as reflected or reserved against in the Financial Statements, or (iii) as contemplated by (including, without limitation, Section 3.1.1) or in connection with this Agreement or the transactions contemplated hereby, the business of the VKAC Group and, to the knowledge of the Company, the Funds have been conducted in the ordinary course consistent with past practices and no member of the VKAC Group and, to the knowledge of the Company, no Fund has:

                  (a) undergone any change in its business, financial condition, results of operations or properties (other than changes of a general economic or political nature, including but not limited to changes in the net asset value of any Fund or Sub-Advisory Fund resulting from fluctuations in market price) that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

                  (b) in the case of the Company or the Funds, declared, set aside, made or paid any dividend or other distribution in respect of its capital stock or repurchased, redeemed or otherwise acquired any shares of its capital stock, except, in the case of the Funds, in the ordinary course of business consistent with past practices;

                  (c) issued or sold any shares of its capital stock of any class or any options, warrants or other similar rights, agreements or commitments of any kind to purchase any such shares or any securities convertible into or exchangeable for any such shares, except (i) for issuances or sales of shares of capital stock of the Funds in the ordinary course of business consistent with past practices and (ii) as permitted under Section 3.1.2;

                  (d) in the case of any member of the VKAC Group, incurred, assumed, guaranteed or prepaid any indebtedness for borrowed money (including, without limitation, letters of credit) or issued or sold any debt securities, except for any such incurrence, assumption, guarantee or prepayment of (i) indebtedness under the Credit Agreement which, in the case of prepayments after the date hereof, shall not exceed the Permitted Debt Prepayment Amount for the applicable period,
         (ii) indebtedness under the BONY Loan Agreement for the purpose of financing trading inventory in the ordinary course of business consistent with past practices or (iii) other indebtedness in the ordinary course of business consistent with past practices in an aggregate amount not exceeding $5,000,000;

                  (e) mortgaged, pledged or otherwise subjected to any Lien any of its properties or assets, tangible or intangible, except for Permitted Encumbrances or in the ordinary course of business consistent with past practices;

                  (f) entered into (i) any agreement or commitment involving more than $1,000,000 that, pursuant to its terms, is not cancelable without penalty on 60 days' notice or less or (ii) any other agreement, commitment or other transaction, other than (A) any agreement, commitment or other transaction involving an expenditure of not more than $500,000 or (B) Investment Advisory Contracts, distribution agreements, Underwriting Agreements and Custodian/Transfer Agent Agreements entered into in the ordinary course of business consistent with past practices;

                  (g) paid (or committed to pay) any bonus or other incentive compensation to any officer, director, partner, employee or sales representative or granted (or committed to grant) to any officer, director, partner, employee or sales representative any other increase in compensation, except in each case in the ordinary course of business consistent with past practices or pursuant to the terms of any agreement or commitment existing at December 31, 1995;

                  (h) (i) entered into, adopted or amended in any material respect, any employment, collective bargaining, deferred compensation, severance, retirement, bonus, profit-sharing, stock option or other equity, pension or welfare plan or agreement maintained for the benefit of any officer, director, partner, employee or sales representative or
         (ii) granted any severance or termination pay to any officer, director, partner, employee or sales representative, except in any such case in the ordinary course of business consistent with past practices, as required under Applicable Law or, in the case of clause (ii), for any such grant required to be made pursuant to any plan, agreement or commitment existing at December 31, 1995;

                  (i) suffered any strike or other labor dispute that has had or would reasonably be expected to have a Material Adverse Effect;

                  (j) suffered any loss of employees or customers that has had or would reasonably be expected to have a Material Adverse Effect;

                  (k) amended its certificate of incorporation or by-laws or any other Organizational Documents;

                  (l) granted any rights or licenses under any of its trademarks or trade names or other Company Intellectual Property or entered into any licensing or similar agreements or arrangements other than in the ordinary course of business consistent with past practices;

                  (m) made any material changes in policies or practices relating to selling practices, returns, discounts or other material terms of sale or accounting therefor, including any material change in sales load reallowance policies with respect to sales of shares of the Funds;

                  (n) in the case of any Fund, had any action taken by the Board of Directors or Trustees of such Fund other than in the ordinary course of business consistent with past practices or as contemplated by or in connection with this Agreement;

                  (o) changed in any material respect its accounting practices, policies or principles, other than any such changes as may be required under GAAP;

                  (p) in the case of any VKAC Company, amended or agreed to amend (i) any fee arrangement with respect to services provided by it to any Fund, (ii) any fee arrangement with any Person relating to the distribution of shares of any Fund or (iii) any fee arrangement existing under any Investment Advisory Contract;

                  (q) in the case of any Fund, amended or agreed to amend the distribution-related fees payable to any Person in connection with the distribution of its shares, or otherwise amended the terms applicable to any existing class of its shares, or authorized the creation of a new class of shares;

                  (r) suffered any damage, destruction or other casualty loss (whether or not covered by insurance) affecting its properties or assets which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; or

                  (s) taken any action or omitted to take any action that would result in the occurrence of any of the foregoing.

                   2.1.6. Taxes. (a) Filing of Returns and Payment of Taxes. Except as set forth on Schedule 2.1.6(a), all material Returns required to be filed on or before the date hereof have been filed in accordance with Applicable Law and all material Returns required to be filed on or before the Closing Date will have been filed by the Closing Date in accordance with Applicable Law or, in each case, the time for filing such Returns shall have been validly extended as set forth in Schedule 2.1.6(b). Except for Taxes set forth on Schedule 2.1.6(a), the following Taxes (collectively, "Company Taxes") have (or, in the case of Taxes that become due after the date hereof and on or before the Closing Date, by the Closing Date will have) been duly paid: (i) all Taxes shown to be due on such Returns and (ii) all material Taxes due and payable on or before the date hereof and all material Taxes due and payable on or before the Closing Date that are or may become payable by the VKAC Companies or chargeable as a Lien upon the assets thereof (whether or not shown on any Return). Except as set forth on Schedule 2.1.6(a), all material Employment and Withholding Taxes required to be withheld and paid on or before the date hereof, and all material Employment and Withholding Taxes required to be withheld and paid on or before the Closing Date, have been or by the Closing Date will have been duly paid to the proper Governmental Authority or properly set aside in accounts for such purpose. Except as set forth on Schedule 2.1.6(a), all interest and penalties in respect of material Taxes that were not timely paid have been paid.

                  (b) Extensions, etc. Except as set forth on Schedule 2.1.6(b),
(i) no agreement or document extending or waiving, or having the effect of extending or waiving, the period of assessment or collection of any Company Taxes or Employment and Withholding Taxes, and no power of attorney with respect to any such Taxes, has been executed or filed with the IRS or any other taxing authority; (ii) none of the VKAC Companies has requested any extension of time within which to file any Return and has not yet filed such Return; and (iii) there are no requests for rulings in respect of any Company Taxes or Employment and Withholding Taxes pending between any VKAC Company and any Governmental Authority.

                  (c) Tax Filing Groups; Income Tax Jurisdictions. Except as set forth on Schedule 2.1.6(c), none of the VKAC Companies is or has been at any time a member of any affili-ated, consolidated, combined or unitary group for Tax purposes. Set forth on
Schedule 2.1.6(c) for the VKAC Companies are all countries, states, provinces, cities or other jurisdictions in which any material Tax is properly payable by any VKAC Company.

                  (d) Copies of Returns; Audits; etc. The Company has (or by the Closing Date will have) made available to the Buyer complete and accurate copies of all Returns as filed and, if applicable, as amended, with respect to all open Tax periods that have been filed or will be required to be filed (after giving effect to all valid extensions of time for filing) on or before the Closing Date. Except as set forth on Schedule 2.1.6(d), (i) no Company Taxes or Employment and Withholding Taxes have been asserted in writing (or, to the knowledge of the Company, after January 31, 1995, orally) by any Governmental Authority to be due in respect of any open Tax period, (ii) no revenue agent's report or written (or, to the knowledge of the Company, after January 31, 1995, orally) assessment for Taxes has been issued by any Governmental Authority in the course of any audit with respect to Company Taxes or Employment and Withholding Taxes for any open Tax period and (iii) no issue has been raised by any Governmental Authority in writing (in a writing that has been received by the VKAC Companies) or, to the knowledge of the Company, after January 31, 1995, orally in the course of any audit that has not been completed with respect to Company Taxes or Employment and Withholding Taxes. Except as set forth on
Schedule 2.1.6(d), all Returns filed with respect to Tax years of the VKAC Companies through the Tax year ended December 31, 1983, have been closed or are Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. The audits of the Returns with respect to federal Income Taxes for the following taxable periods have been completed: All taxable periods beginning on or after September 9, 1983 and ended on or prior to December 31, 1986. The Returns with respect to federal Income Taxes for the following taxable periods are currently under audit by the IRS: 1987 through 1992. Except as set forth on Schedule 2.1.6(d), there is no judicial or administrative claim, audit, action, suit, proceeding or, to the knowledge of the Company, investigation now pending or threatened against or with respect to any VKAC Company in respect of any Company Tax, Employment and Withholding Tax or Tax Asset. Except as set forth on Schedule 2.1.6(d), there is no reasonable basis for any deficiency, claim or adjustment of additional Company Taxes or Employment and Withholding Taxes of which the Company is aware. Except as set forth on Schedule 2.1.6(d), there are no Liens for Taxes upon the assets of any VKAC Company except Liens for current Taxes not yet due or being contested in good faith and by appropriate proceedings.

                  (e) Section 1445(a) of the Code. The Buyer will not be required to deduct and withhold any amount pursuant to section 1445(a) of the Code upon the payment of the Merger Consideration pursuant to this Agreement.

                  (f) Tax Sharing Agreements. Except as set forth on Schedule 2.1.6(f), (i) none of the VKAC Companies is a party to or bound by or has any obligation under any Tax sharing agreement or arrangement and (ii) no VKAC Company is currently under any contractual obligation to pay any amounts of the type described in clause (ii) or (iii) or the definition of "Tax."

                  (g) Regulated Investment Company, etc. (i) As to each of the Funds other than those to which the provisions of paragraph (ii) or (iii) of this Section 2.1.6(g) apply: Except as set forth on Schedule 2.1.6(g), (A) each of such Funds made or will make the election set forth in section 851(b) of the Code for its first taxable year for which it represented to its shareholders that it was a RIC; (B) except for its current taxable year and other than Van Kampen American Capital Pace Fund prior to June 30, 1977, each of such Funds has qualified as a RIC, for such first taxable year and for each succeeding taxable year; (C) except for failure to comply with the provisions of section
852(a)(1) of the Code, each of such Funds would qualify as a RIC, for its current taxable year if the last day of its most recent fiscal quarter ended on or prior to the date of this Agreement were treated as the last date of such taxable year and (D) no such Fund has any earnings and profits accumulated in any taxable year in which it did not qualify as a RIC.

                  As of the Closing Date, each of such Funds will have qualified as a RIC, for each of its taxable years ended prior to the Closing Date, other than Van Kampen American Capital Pace Fund prior to June 30, 1977. As of the Closing Date, except for failure to comply with the provisions of section 852(a)(1) of the Code, (E) each of such Funds whose taxable years end within three months after the Closing Date would so qualify for its taxable year during which the Closing Date occurs if the Business Day immediately preceding the Closing Date were treated as the last date of such taxable year, and (F) except for a failure to comply with section 851(b)(4) of the Code that would not prevent such Fund from curing such failure under section 851(d) of the Code and that is consistent with past practice of such Fund and with such Fund's fiduciary obligations, each of such Funds would so qualify for its taxable year in which the Closing Date occurs if the last day of its most recent fiscal quarter ended on or prior to the Closing Date were treated as the last date of such taxable year.

                  (ii) In the case of Van Kampen American Capital Exchange Fund, Van Kampen American Capital Monthly Accumulation Plans and each of the Funds that is a unit investment trust, other than those unit investment trusts that have made the election set forth in section 851(b) of the Code (to which the provisions of paragraph (i) of this Section 2.1.6(g) shall apply), such Fund is not and has not been at any time since its inception (or, if later, the effective date of section 851(f) of the Code) an association taxable as a corporation for federal Income Tax purposes. Van Kampen American Capital Exchange Fund is and has been since its inception treated as a partnership for federal Income Tax purposes. Van Kampen American Capital Monthly Accumulation Plans is and has been since its inception (or, if later, the effective date of section 851(f) of the Code) treated as a business arrangement to which the provisions of such section 851(f) apply. All portions of each Fund that is a unit investment trust, other than a unit investment trust that has made the election set forth in section 851(b) of the Code, are and have been since their inception subject to subpart E of part I of subchapter J of chapter 1 of subtitle A of the Code.

                  (iii) Each of the Van Kampen American Capital Navigator Funds is organized as a "societe d'investissement a capital variable a compartiments multiples" under the laws of Luxembourg. Each such Fund maintains its principal office, as defined for purposes of section 864(b)(2)(A)(ii) of the Code, outside the United States.

                  (iv) Except as set forth on Schedule 2.1.6(g), all material Tax returns, reports, declarations, forms or information statements relating to Taxes required to be filed by any Fund with any Governmental Authority, or provided by any Fund to any other Person, on or before the Closing Date (the "Fund Returns") have been duly filed, or provided to the appropriate Person, by or on behalf of such Fund in accordance with all applicable laws. Except as set forth on Schedule 2.1.6(g), as of the time each Fund Return was filed or provided to the relevant Person, such Fund Return was accurate and complete in all material respects. Except as set forth on Schedule 2.1.6(g), all material Taxes payable by or on behalf of any Fund on or before the date hereof have been timely paid, or withheld and remitted, to the appropriate Governmental Authority. Except as set forth on Schedule 2.1.6(g), there is no judicial or administrative claim, audit, action, suit, proceeding or investigation now pending or to the knowledge of the Company, threatened against or with respect to any Fund in respect of any Tax.

                  (h) Reserves for Taxes. As of the date hereof, the financial statements of the VKAC Companies reflect charges, accruals and reserves to cover taxes and deferred taxes that are adequate in all material respects in accordance with GAAP. As of the Closing Date, the financial statements of the VKAC Companies will reflect charges, accruals and reserves to cover taxes and deferred taxes that are adequate in all material respects in accordance with GAAP. All information set forth in the Financial Statements, including the notes thereto, relating to tax matters is true and complete in all material respects in accordance with GAAP.


                  (i) Section 481 Adjustment. No VKAC Company is or will be required to include any adjustment in taxable income for any Post-Closing Tax Period under Section 481(c) of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of a change in method of accounting for a Pre-Closing Tax Period or pursuant to the provisions of any agreement entered into with any Taxing Authority on or before the Closing Date with regard to the Tax liability of any VKAC Company for any Pre-Closing Tax Period.

                  (j) Real Property. Except as set forth on Schedule 2.1.6(j), none of the VKAC Companies owns any interest in real property in the State of New York or in any other jurisdiction in which a Tax is imposed on the transfer of a controlling interest in an entity that owns any interest in real property.

                  (k) Qualified Stock Purchases. Except as set forth on Schedule 2.1.6(k), no VKAC Company has consummated a "qualified stock purchase" within the meaning of section 338 of the Code since December 20, 1994.

                  2.1.7. Properties and Assets. Schedule 2.1.7 sets forth a complete and correct list, as of the date hereof, of all real property leased by any member of the VKAC Group (the "Real Property"), including the names of each of the parties to such lease and the location of the applicable property. None of the members of the VKAC Group owns any real property. Each member of the VKAC Group has valid title to all material personal property owned by it, and valid leasehold interests in all real and material personal property leased by it, in each case free and clear of all Liens, except (i) Liens specified in Schedule
2.1.7 or reflected in the Financial Statements, (ii) Liens for Taxes not yet delinquent or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on its books in accordance with GAAP, (iii) statutory Liens incurred in the ordinary course of business consistent with past practices that have not had and would not reasonably be expected to have a Material Adverse Effect and (iv) Liens which do not materially detract from the value or materially interfere with the use of the properties affected thereby (the exceptions described in the foregoing clauses (i), (ii), (iii) and (iv) being referred to collectively as "Permitted Encumbrances"). Schedule 2.1.7 sets forth a list of each real property lease under which any VKAC Company is a lessee as to which the consummation by the Company of the transactions contemplated hereby would result in a violation of, loss of rights or default under or constitute an event creating rights of acceleration, termination or cancellation under such lease.

                  2.1.8. Contracts. (a) Schedule of Contracts, etc. Schedule 2.1.8(a) sets forth a correct and complete list, as of the date hereof, of all Contracts. The term "Contracts" means all written agreements, contracts and commitments of the following types to which any member of the VKAC Group is a party or by which any member of the VKAC Group or its respective properties is bound and which is currently in effect, as amended, supplemented, waived or otherwise modified as of the date hereof: (i) agreements, contracts and commitments for the performance of investment advisory or investment management services for clients (the "Investment Advisory Contracts"); (ii) agreements, contracts and commitments for the distribution of shares of the Funds or any other mutual funds, closed end companies, variable annuities or other similar products to which any of the top 20 selling agents (which such agents represented more than 54% of the sales of such products during the year ended December 31, 1995) of the investment products of the VKAC Group (measured by sales of such products during the year ended December 31, 1995) is a party (the "Selling Agreements") and underwriting agreements with the Funds as to which any member of the VKAC Group is the principal underwriter (the "Underwriting Agreements"); (iii) custody, transfer agent and other similar material agreements (the "Custodian/Transfer Agent Agreements"); (iv) employment, consulting, retention and collective bargaining agreements, if any, with officers, directors, key employees, former employees or sales representatives; (v) mortgages, indentures, security agreements relating to indebtedness for borrowed money, letters of credit, loan agreements and other material agreements, guarantees and instruments relating to the borrowing of money or extension of credit; (vi) material licenses and other similar material agreements involving Intellectual Property rights; (vii) joint venture, partner-ship and similar agreements; (viii) stock purchase agreements (other than any such agreements pursuant to which the Company issued Preferred Stock or Common Stock to any Person), asset purchase agreements and other acquisition or divestiture agreements; (ix) material agreements, contracts and commitments with respect to the sharing or capping of fees or other payments received from any Client or other Person or the sharing of expenses of any other Person; (x) personal property leases providing for annual rentals of $1,000,000 or more;
(xi) agreements, contracts and commitments for the purchase of supplies, services, equipment or other assets that provide for either (A) annual payments by the VKAC Group of $500,000 or more or (B) aggregate payments by the VKAC Group of $1,000,000 or more; (xii) any other agreements, contracts or commitments that are material to the business, financial condition, results of operations or properties of the VKAC Group, taken as a whole; and (xiii) any guaranty of any of the foregoing. The Company has made available to the Buyer for inspection complete and correct copies of all Contracts, including a fee schedule, where applicable.

                  (b) No Defaults, etc. Except as set forth in Schedule 2.1.8(b) and excluding any failure to obtain Consents with respect to the Contracts listed in Schedule 2.1.1(b), (i) each Contract is in full force and effect in all material respects, and (ii) there does not exist under any material Contract any material event of default, or any event or condition that, after notice or lapse of time or both, would constitute a material event of default, on the part of any member of the VKAC Group or, to the knowledge of the Company, on the part of any other party to any material Contract. Except as disclosed in Schedule 2.1.8(b), no member of the VKAC Group is subject to any contract, agreement or commitment materially restricting or limiting the type or scope of business or operations that it may conduct now or immediately after the Effective Time.

                  (c) Certain Investment Advisory Clients. Schedule 2.1.8(c) sets forth a correct and complete list of each investment advisory client of the VKAC Companies as of the date hereof. Except as set forth on Schedule 2.1.8(c), as of the date hereof each such client is being served by the VKAC Company specified on such Schedule and the Company has not received written notice from any such client of, and, to the knowledge of the Company, no such client has stated orally, its intention to terminate its Investment Advisory Contract.

                  (d) Certain Selling Agents. As of the date hereof, the Company has not received written notice from any selling agent that is a party to any Selling Agreement of, and, to the knowledge of the Company, no such party has stated orally, its intention to terminate its Selling Agreement.

                  (e) Investment Contracts. To the knowledge of the Company, and except as would not reasonably be expected to have a Material Adverse Effect on any VKAC Company or Fund party thereto, (x) each Investment Advisory Contract, Selling Agreement, Underwriting Agreement and Custodian/Transfer Agent Agreement and any renewal thereof after the date hereof and prior to the Effective Time has been duly authorized, executed and delivered by each party thereto and, to the extent applicable, has been adopted in compliance with Section 15 of the Investment Company Act and is a valid and binding agreement of each such party, enforceable in accordance with its terms (subject to bankruptcy, insolvency, moratorium, fraudulent transfer and similar laws affecting creditors' rights generally and to general equity principles) and (y) each of the Company and, to the knowledge of the Company, the other party thereto is in compliance in all material respects with the terms of each Investment Advisory Contract, Selling Agreement, Underwriting Agreement and Custodian/Transfer Agent Agreement to which it is a party, and no event has occurred or condition exists that constitutes or with notice or the passage of time would constitute a material default by any member of the VKAC Group thereunder.

                  (f) Status. Schedule 2.1.8(f) sets forth a complete and correct list of the top 20 firms (measured by sales of Fund shares during the year ended December 31, 1995) that distribute shares of the Funds with whom the VKAC Group has a proprietary vendor or preferred vendor relationship as of the date hereof.

                  2.1.9 Intellectual Property. (a) Schedule of Intellectual Property. Schedule 2.1.9(a) sets forth a correct and complete list of all of the trade or service marks and all other material Intellectual Property used in the business and operations of the VKAC Group as of the date hereof (the "Company Intellectual Property") and sets forth the owner and nature of the interest of the VKAC Group therein. The Company has previously made available to the Buyer correct and complete copies of all licenses, sublicenses or other similar agreements (including any amendments thereto) set forth on
Schedule 2.1.9(a). Except as set forth in Schedule 2.1.9(a), the VKAC Group has the legal right to use the Company Intellectual Property in connection with the business as currently conducted by the VKAC Group and, except as set forth on
Schedule 2.1.1(b), immediately after the Effective Time, the Surviving Corporation or its Subsidiaries will have such right to the same extent and on the same terms as the VKAC Group was entitled to use the Company Intellectual Property immediately prior to the Effective Time.

                  (b) No Infringement, etc. To the knowledge of the Company, the business and operations of the VKAC Group as currently conducted do not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property. To the knowledge of the Company, none of the Company Intellectual Property owned by any member of the VKAC Group is being materially infringed or otherwise materially used or available for use by any Person other than a member of the VKAC Group, except as set forth in Schedule 2.1.9(a) or
(b). No Company Intellectual Property owned by any member of the VKAC Group is subject to any out standing judgment, injunction, order, decree or agreement restricting the use thereof by any member of the VKAC Group with respect to its business or restricting the licensing thereof by such member to any Person. Except as set forth on Schedule 2.1.9(b), no member of the VKAC Group has entered into any agreement to indemnify any other Person against any charge of infringement of Intellectual Property, other than pursuant to any such agreements entered into in connection with the use of commercially available information systems applications.

                  2.1.10. Insurance. Schedule 2.1.10 sets forth a correct and complete list of all insurance policies and fidelity bonds maintained on the date hereof by or for the benefit of the members of the VKAC Group and the Funds. The Company has made available to the Buyer complete and correct copies of all such policies and bonds, together with all riders and amendments thereto as of the date hereof. As of the date hereof, such policies and bonds are in full force and effect, and all premiums due thereon have been paid. The members of the VKAC Group have complied in all material respects with the terms and provisions of such policies and bonds. Except as set forth on Schedule 2.1.10, there is no claim in excess of $100,000 by any member of the VKAC Group or any Fund pending as of the date hereof under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. Such policies and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since the Relevant Date and are of the type and in amounts customarily carried by Persons conducting businesses similar to the businesses of the VKAC Group. If so requested by the Parent, the VKAC Companies will have their insurance broker(s) notify the underwriters of such policies and bonds of the transactions contemplated by this Agreement and advise such insurance broker(s) to maintain all such policies and bonds in accordance with their terms until further notice. Immediately after the Effective Time, the members of the VKAC Group shall continue to have coverage under the policies and bonds set forth in items 2, 3, 4, 5, 6, 7, 8, 10 and 11 of Schedule 2.1.10. The fidelity insurance, the directors and officers liability insurance, and errors and omissions policies and all other insurance coverage of each member of the VKAC Group and, to the knowledge of the Company, each Fund has been since the Relevant Date maintained in accordance with Applicable Law.

                  2.1.11. Litigation. Except as set forth in Schedule 2.1.11, there is no judicial or administrative action, suit, investigation, inquiry or proceeding pending or, to the knowledge of the Company, threatened that (a) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or result in any liability on the part of the VKAC Group in an amount in excess of $2,000,000 individually or $5,000,000 in the aggregate or (b) questions the validity of this Agreement or of any action taken or to be taken by any member of the VKAC Group in connection herewith.

                  2.1.12. Compliance with Laws and Other Instruments; Governmental Approvals. (a) Compliance with Laws, etc. Except as disclosed in
Schedule 2.1.12(a), no member of the VKAC Group and, to the knowledge of the Company, no Fund is in material violation of or material default under, or has at any time since the Relevant Date materially violated or been in material default under, (i) any Applicable Law applicable to it or any of its properties or business or (ii) any provision of its Organizational Documents. Schedule 2.1.12(a) sets forth a correct and complete list of all consent decrees or other similar agreements entered into by any member of the VKAC Group with any Governmental Authority after the Relevant Date or prior to the Relevant Date if currently in effect.

                  (b) Governmental Approvals. Except as disclosed in Schedule 2.1.12(b), all material Governmental Approvals necessary for the conduct of the business and operations of each member of the VKAC Group have been duly obtained and are in full force and effect. There are no proceedings pending or, to the knowledge of the Company, threatened that would reasonably be expected to result in the revocation, cancellation or suspension, or any materially adverse modification, of any such Governmental Approval, and except with respect to Governmental Approvals set forth on Schedule 2.1.1(b), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any such revocation, cancellation, suspension or modification.

                  (c) Filings. Since the Relevant Date, the VKAC Group has filed all material registrations, reports, statements, notices and other material filings required to be filed with the Commission or any other Governmental Authority by any member of the VKAC Group, including all required amendments or supplements to any of the above (the "Filings"). The Filings complied in all material respects, where applicable, with the requirements of the Securities Act, the Exchange Act, the Advisers Act and the Investment Company Act. As of their respective dates, each of the Filings constituting prospectuses, statements of additional information, Part II of Form ADVs or annual reports on Form 10-K did not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has made or will make available to the Buyer complete and correct copies of (i) all Filings made within the past two years (including but not limited to all filings on Form ADV, Form TA, Form NSAR and Form BD), (ii) of all audit reports received by any member of the VKAC Group from the Commission or any other Governmental Authority and all written responses thereto made by any such member during the past two years, (iii) copies of all inspection reports provided to any VKAC Company by the Commission or any state regulatory authority during the past two years and (iv) all correspondence relating to any inquiry or investigation provided to any VKAC Company by the Commission or any state regulatory authority during the past two years.

                  2.1.13. Environmental Matters. Each member of the VKAC Group is and has been in compliance in all material respects with all Environmental Laws applicable to it and its properties, and no Environmental Activity has otherwise occurred in material violation of any Environmental Law for which any member of the VKAC Group may be responsible. No member of the VKAC Group has any material liabilities, absolute or contingent, in connection with any Environmental Activity or under any Environmental Law. To the knowledge of the Company, all Real Property is free from contamination in all material respects from any Hazardous Materials (including but not limited to asbestos). All material permits, licenses, registrations and authorizations required under applicable Environmental Laws as currently in effect for the conduct of the business and operations of the VKAC Group have been obtained and are presently in effect, and there are no material violations thereof outstanding.

                  2.1.14. Affiliate Transactions. Schedule 2.1.14 sets forth a correct and complete list of all agreements, arrangements or other commitments in effect as of December 31, 1995 between any member of the VKAC Group, on the one hand, and any Affiliate of any member of the VKAC Group, other than another member of the VKAC Group or the Funds and other than, in the case of any officer or employee of the Company or any of its Subsidiaries who may be deemed to be an Affiliate, in the ordinary course of business consistent with past practices, on the other hand. Since December 31, 1995, except as set forth in Schedule 2.1.14, no member of the VKAC Group has entered into any agreement, arrangement or other commitment or transaction with any Affiliate of the Company, other than another member of the VKAC Group or the Funds and other than, in the case of any officer or employee of the Company or any of its Subsidiaries who may be deemed to be an Affiliate, in the ordinary course of business consistent with past practices.

                  2.1.15. Government Regulation. (a) Investment Advisers. Each of Van Kampen American Capital Investment Advisory Corp., Van Kampen American Capital Management, Inc., Van Kampen American Capital Advisors, Inc., Van Kampen American Capital Asset Management, Inc. and Van Kampen Merritt Equity Advisors Corp. (collectively, the "Registered Investment Advisers") is, and at all times required by the Advisers Act during the past five years has been, duly registered as an investment adviser under the Advisers Act. Except as set forth in Schedule 2.1.15(a), each of the Registered Investment Advisers is, and at all times required by Applicable Law (other than the Advisers Act) during the past two years has been, duly registered, licensed or qualified as an investment adviser in each state where the conduct of its business required such registration, licensing or qualification, except for any such failure to be so registered, licensed or qualified that would not reasonably be expected to have a Material Adverse Effect on such Registered Investment Adviser. Each such United States federal and state registration, license or qualification, as of the date hereof, is listed in
Schedule 2.1.15(a) and is in full force and effect. No VKAC Company other than the Registered Investment Advisers is or has been during the past five years an "investment adviser" within the meaning of the Advisers Act, required to be registered, licensed or qualified as an investment adviser under the Advisers Act or subject to any material liability or disability by reason of any failure to be so registered, licensed or qualified. None of the VKAC Companies is or has been during the past five years an Investment Company.

                  (b) Broker-Dealers. Each of Van Kampen American Capital Distributors, Inc. and American Capital Contractual Services, Inc. (collectively, the "Registered Broker-Dealers") is, and at all times required by the Exchange Act during the past five years has been, a broker-dealer duly registered under the Exchange Act and a member firm in good standing of the NASD and, to the extent required, the Municipal Securities Rulemaking Board. Except for any Registered Broker-Dealer set forth on Schedule 2.1.15(b), each of the Registered Broker-Dealers is, and at all times required by Applicable Law (other than the Exchange Act) during the past two years has been, duly registered, licensed or qualified as a broker-dealer in each state where the conduct of its business required such registration, licensing or qualification, except for any such failure to be so registered, licensed or qualified that would not reasonably be expected to have a Material Adverse Effect on such Registered Broker-Dealer. Each such United States federal and state registration, license or qualification, as of the date hereof, is listed in Schedule 2.1.15(b) and is in full force and effect. Except for any Registered Broker-Dealer set forth on
Schedule 2.1.15(b), no VKAC Company other than the Registered Broker-Dealers is or has been during the past five years required to be registered, licensed or qualified as a broker-dealer under the Exchange Act, or subject to any material liability or disability by reason of any failure to be so registered, licensed or qualified, except for any such failure that would not reasonably be expected to have a Material Adverse Effect on such VKAC Company.

                  (c) Funds and Sub-Advisory Funds. Schedule 2.1.15(c) sets forth each Investment Company for which a VKAC Company acts as investment adviser, sponsor or manager as of the date hereof, including but not limited to mutual funds, closed end companies, unit investment trusts and any other pooled investment vehicle (whether or not registered)

(collectively, the "Funds"), and each Investment Company for which a VKAC Company acts as an investment subadviser as of the date hereof (the "Sub-Advisory Funds"). Each of the Funds and, to the knowledge of the Company, the Sub-Advisory Funds that is or during the past five years in the case of the Funds and two years in the case of the Sub-Advisory Funds has been required by the Investment Company Act to be registered with the Commission as an investment company under the Investment Company Act is, and at all times required by the Investment Company Act during the past five years or two years, as the case may be, has been, so registered. Except with respect to the Funds and the Sub-Advisory Funds, no VKAC Company acts as investment adviser or subadviser to any Investment Company. Each VKAC Company that acts as investment adviser or subadviser to a Fund or Sub-Advisory Fund has a written Investment Advisory Contract pursuant to which such VKAC Company serves as investment adviser or subadviser to such Fund or Sub-Advisory Fund. As of the date hereof, no VKAC Company and no "interested person" of any VKAC Company, as such term is defined in the Investment Company Act, receives or is entitled to receive any compensation directly or indirectly (a) from any Person in connection with the purchase or sale of securities or other property to, from or on behalf of any of the Funds or Sub-Advisory Funds, other than bona fide ordinary compensation as principal underwriter, distributor or sponsor for the Funds, or (b) from the Funds or Sub-Advisory Funds or their respective security holders for other than bona fide investment advisory, sub-advisory or other services.

                  (d) Codes of Ethics, etc. (i) The VKAC Companies have adopted a formal code of ethics and a written policy regarding insider trading, a complete and accurate copy of each of which has been made available to the Buyer. Such code of ethics complies in all material respects with Section 17(j) of the Investment Company Act, Rule 17j-1 thereunder and Section 204A of the Advisers Act. Such insider trading policy complies in all material respects with
Section 204A of the Advisers Act and Section 15(f) of the Exchange Act. The policies of the VKAC Companies as of the date hereof with respect to avoiding conflicts of interest are as set forth in the most recent Form ADV or policy manual of the VKAC Companies, as amended, which has been made available to the Buyer. To the knowledge of the Company, there have been no violations of such code of ethics or such policies that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                  (ii) Each Fund that is registered under the Investment Company Act has duly adopted procedures pursuant to Rules 17a-7, 17e-1 and 10f-3 under the Investment Company Act, to the extent applicable. Each Fund that is registered under the Investment Company Act has for the past two years been operated and is currently operating in compliance in all material respects with Rules 17a-7, 17e-1 and 10f-3 thereunder, to the extent applicable.

                  (e) No Disqualifications. (i) No member of the VKAC Group,
(ii) no Person "associated" (as defined under the Advisers Act) with any member of the VKAC Group and (iii) with respect to the Funds, no Person within the scope of Section 9(a) of the Investment Company Act, is or has been during the past two years subject to any disqualification that would be a basis (A) for denial, suspension or revocation of registration of an investment adviser under
Section 203(e) of the Advisers Act or Rule 206(4)-4(b) thereunder or of a broker-dealer under Section 15 of the Exchange Act, (B) for disqualification as an investment adviser or a principal underwriter for an investment company pursuant to Section 9(a) of the Investment Company Act or (C) for prohibition from holding certain positions pursuant to Section 411 of ERISA and, to the knowledge of the Company, there is no proceeding or investigation, and no basis for any proceeding or investigation, that would reasonably be expected to become the basis for any such disqualification, denial, suspension, revocation or prohibition.

                  (f) Transfer Agent. ACCESS Investor Services, Inc. (the "Transfer Agent") is, and at all times required by the Exchange Act during the past five years has been, duly registered as a transfer agent under the Exchange Act. Except as set forth in Schedule 2.1.15(f), the Transfer Agent is, and at all times required by Applicable Law (other than the Exchange Act) during the past two years has been, duly registered, licensed or qualified as a transfer agent in each state where the conduct of its business required such registration, licensing or qualification, except for any such failure to be so registered, licensed or qualified that would not reasonably be expected to have a Material Adverse Effect on the Transfer Agent. Each such United States federal and state registration, license or qualification, as of the date hereof, is listed in Sched ule 2.1.15(f) and is in full force and effect. No VKAC Company other than the Transfer Agent is or has been during the past five years a "transfer agent" within the meaning of the Exchange Act, or required to be registered, licensed or qualified as a transfer agent under the Exchange Act, or subject to any material liability or disability by reason of any failure to be so registered, licensed or qualified, except for any such failure that would not reasonably be expected to have a Material Adverse Effect on such VKAC Company.

                  (g) Trust Companies. Except as set forth in Schedule 2.1.15(g), Van Kampen American Capital Trust Com pany is, and at all times required by Applicable Law during the past two years has been, duly registered, licensed or qualified as a trust company in each state, if any, where the conduct of its business required such registration, licensing or qualification, except for any such failure to be so registered, licensed or qualified that would not reasonably be expected to have a Material Adverse Effect on such company. Each such registration, license or qualification, as of the date hereof, is listed in Schedule 2.1.15(g) and is in full force and effect. No VKAC Company other than Van Kampen American Capital Trust Company is or has been during the past two years required to be registered, licensed or qualified as a trust company under any Applicable Law, or subject to any material liability or disability by reason of any failure to be so registered, licensed or qualified, except for any such failure that would not reasonably be expected to have a Material Adverse Effect on such VKAC Company.

                  (h) Other Entities. The members of the VKAC Group and each of their partners or employees which are or who are required to be registered as a registered representative, an investment adviser representative, insurance agent or a sales person with the Commission, the securities or insurance commission of any state or any self-regulatory body is duly registered as such and such registration is in full force and effect, except where the failure to be so registered or to have such registration in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  2.1.16. Funds; Sub-Advisory Funds; Clients. (a) Fund Compliance with Legal and Other Requirements. (i) Each Investment Advisory Contract with respect to any Fund and, to the knowledge of the Company, with respect to any Sub-Advisory Fund, and each Underwriting Agreement, during the past five years in the case of a Fund and two years in the case of a Sub-Advisory Fund, has been duly adopted and maintained in compliance in all material respects with Section 15 of the Investment Company Act.

                  (ii) Since the Relevant Date, each Fund has been operated in compliance with its respective objectives, policies and restrictions, including without limitation those set forth in the applicable prospectus and registration statement for a Fund or governing instruments for a client, except where lack of compliance would not reasonably be expected to have a Material Adverse Effect.

                  (iii) To the extent that any VKAC Company has acted as a fiduciary, plan administrator or other service provider where such VKAC Company is deemed to be a fiduciary to any employee benefit plan that is subject to ERISA, such VKAC Company during the past four years has complied with the requirements of ERISA and the Code in the performance of its duties and responsibilities with respect to such plan, except any such failures to comply that would not reasonably be expected to have a Material Adverse Effect on such VKAC Company.

                  (b) Status of the Funds and Sub-Advisory Funds. Except where the violation of any of the representations and warranties contained in this
Section 2.1.16(b) would not reasonably be expected to have a Material Adverse
Effect:

                  (i) (A) The shares of each Fund are qualified for sale, or an exemption therefrom is in full force and effect, in each state and territory of the United States and the District of Columbia to the extent required by Applicable Law; (B) all outstanding shares of each Fund that were required to be registered under the Securities Act have been sold pursuant to an effective registration statement filed thereunder; (C) all outstanding shares of each Fund have been duly authorized, validly issued and are fully paid and nonassessable and (D) each Fund and, to the knowledge of the Company, each Sub-Advisory Fund is currently operating in compliance with Applicable Law, has been operating in compliance with Applicable Law of (1) any U.S. federal Governmental Authority for the past five years and (2) any other Governmental Authority for the past two years and is not subject to any stop order or similar order restricting the sale of its shares.

                  (ii) To the knowledge of the Company, (a) no Fund registration statement contained, as of its effective date, (b) no Fund proxy statement contained, as of its date, and (c) no current prospectus (which term, as used in this Agreement, shall include any related statement of additional information and any private placement memorandum), as amended or supplemented, relating to a Fund, contained or contains any untrue statement of a material fact or omitted or (in the case of any such current prospectus) omits to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the knowledge of the Company, each such current prospectus and all current advertising and marketing materials relating to a Fund and, to the extent applicable, relating to any VKAC Company complies in all material respects with the Securities Act, the Investment Company Act, applicable provisions of state law and, in the case of such advertising and marketing materials only, in form and substance with the applicable rules of the NASD.

                  (iii) Each Fund and, to the knowledge of the Company, each Sub-Advisory Fund that is a juridical entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate, trust or partnership power and authority to own its properties and to carry on its business as it is now conducted, and is qualified to do business in each jurisdiction where it is required to do so under Applicable Law.

                  2.1.17. Labor Matters, etc. No member of the VKAC Group is a party to or bound by any collective bargaining agreement. Each member of the VKAC Group has materially complied for the past four years and is in material compliance with all applicable provisions of United States federal, state and local laws pertaining to the employment or termination of their respective employees.

                  2.1.18. ERISA. (a) Schedule of Plans, etc. Schedule 2.1.18(a) sets forth a list of each written "employee benefit plan," within the meaning of section 3(3) of ERISA, and each written bonus, incentive or deferred compensation, stock option or other equity, severance, retention, change in control or other employee benefit plan, program or arrangement, including, but not limited to, those providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits and retirement benefits, (x) that is maintained by any member of the VKAC Group or any ERISA Affiliate of any member of the VKAC Group or to which any member of the VKAC Group or any ERISA Affiliate of any member of the VKAC Group contributes or is obligated to contribute and (y) under which any employee of any member of the VKAC Group is or may become entitled to, or any former employee thereof is currently entitled to, an accrued benefit (collectively, the "Plans"). For purposes of this Section 2.1.18, "ERISA Affiliate" of any entity means any other entity which, together with such entity, is treated as a single employer under section 414(b), (c) or (m) of the Code. The Company has made available to the Buyer correct and complete copies of all written Plans, all related trust agreements and the most recent IRS Form 5500 filed in respect of any such Plan. Except as disclosed on Schedule 2.1.18(a), each Plan intended to be qualified under section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualification under the Code and, to the knowledge of the Company, (x) no amendment has been made to any such Plan since the date of its most recent determination letter that would reasonably be expected to result in the disqualification of such Plan and (y) no other event has occurred with respect to any such Plan which would reasonably be expected to adversely affect the qualification of such Plan. The Company has provided to the Buyer copies of the most recent Internal Revenue Service determination letters received with respect to each such Plan.

                  (b) No Minimum Funding Standards, etc. No Plan is subject to the minimum funding standards of section 302 of ERISA or section 412 of the Code. No Plan is a multiemployer plan (as defined in section 3(37) of ERISA) or a multiple employer plan and no Plan is maintained in connection with any trust described in section 501(c)(9) of the Code. No material liability to the Pension Benefit Guaranty Corporation in respect of any Plan or any other plan subject to Title IV of ERISA maintained by any member of the VKAC Group or any ERISA Affiliate of any member of the VKAC Group has been incurred pursuant to the provisions of Title IV of ERISA by any member of the VKAC Group or any ERISA Affiliate of any member of the VKAC Group.

                  (c) Operation of the Plans, etc. Each of the Plans has been operated and administered in material compliance with its terms and all Applicable Law, including but not limited to ERISA and the Code. There are no material claims pending or, to the knowledge of the Company, threatened by or on behalf of any employee of any member of the VKAC Group involving any such Plan (other than routine claims for benefits under the terms of any such Plan). All contributions required to have been made to any Plan or any other plan subject to Title IV of ERISA maintained by any member of the VKAC Group or any ERISA Affiliate of any member of the VKAC Group by any member of the VKAC Group or any ERISA Affiliate of any member of the VKAC Group pursuant to Applicable Law (including, without limitation, ERISA and the Code) have been made.

                  (d) Code Section 280G. There is no contract, agreement, plan or arrangement covering any employee of any member of the VKAC Group that, to the knowledge of the Company, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

                  2.1.19. Brokers, Finders, etc. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of the Company in such manner as to give rise to any valid claim against any member of the VKAC Group or the Buyer for any brokerage or finder's commission, fee or similar compensation, other than as set forth in Schedule 2.1.19, and by Goldman, Sachs & Co. and Merrill Lynch & Co., Inc., in each case whose fee for services provided in respect of this Agreement and the transactions contemplated hereby shall be paid by the Company.

                  2.1.20. List of ERISA Clients. Schedule 2.1.20 sets forth a correct and complete list of each Client (other than a Client that is a Client solely by reason of its investment in a Fund that is an Investment Company) that, to the knowledge of the Company, is (i) an employee benefit plan, as defined in Section 3(3) of ERISA (unless the Client has represented to the Company that it is a governmental plan, church plan or otherwise not subject to Title I of ERISA or Code section 4975 or the Company reasonably believes that it is not subject to Title I of ERISA or Code section 4975) or (ii) a person acting on behalf of such a plan (hereinafter referred to as an "ERISA Client").

                  2.1.21. Hedging Activities. The derivative products held by any VKAC Company were acquired (i) for the purpose of hedging against market value changes in such VKAC Company's trading inventory relating to its unit investment trust business in the ordinary course of business consistent with past practices or (ii) to hedge its variable rate debt.

                  2.1.22. Financial Projections. The financial projections relating to the VKAC Companies that have been delivered to the Parent or the Buyer by the Company were made in good faith and, to the knowledge of the Company, were not unreasonable when made.

                  2.1.23. Assets Under Management. As of the close of business on June 20, 1996, the aggregate amount of assets under management for (i) the open end Funds was $27,797,424,000, (ii) the Prime Rate Trust was $4,804,106,000 and (iii) the Institutional Accounts (including the Sub-Advisory Funds) was $3,310,303,000.

                  2.2. Representations and Warranties of the Parent, Holdco and the Buyer. The Parent, Holdco and the Buyer represent and warrant to the Company as follows:

                  2.2.1. Corporate Status; Authority for Agreement. Each of the Parent, Holdco and the Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Each of the Parent, Holdco and the Buyer has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by it. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, by the Parent, Holdco and the Buyer have been duly authorized (except for the authorization of the shares of common stock of the Parent that will be issuable to the Designated Managers in exchange for certain shares of preferred stock of Holdco as contemplated by the Contribution Agreement) by all requisite corporate action of the Parent, Holdco and the Buyer. This Agreement has been duly executed and delivered by each of the Parent, Holdco and the Buyer and constitutes the valid and legally binding obligation of the Parent, Holdco and the Buyer, enforceable against each of them in accordance with its terms. Each of the Parent, Holdco and the Buyer has all requisite corporate power and authority to carry on its business as now conducted and to own or lease or to operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated.

                  2.2.2. No Conflicts, etc. Except as set forth in Schedule 2.2.2, the execution and delivery by the Parent, Holdco and the Buyer of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of, loss of rights or default under, constitute an event creating rights of acceleration, termination, repayment or cancellation under, entitle any party to receive any payment pursuant to, or result in the creation of any Lien upon any of the properties or assets of the Buyer under, (i) any provision of the Organizational Documents of the Parent, Holdco or the Buyer,
(ii) any Applicable Law applicable to the Parent, Holdco, the Buyer or any of their respective properties or (iii) any agreement or other instrument to which the Parent, Holdco or the Buyer is a party or by which the Parent, Holdco or the Buyer or any of its properties is bound, except, in the case of clause (iii), for violations, losses, defaults, accelerations, terminations, repayments, cancellations or Liens that would not reasonably be expected to have a material adverse effect on the ability of the Parent, Holdco or the Buyer to consummate the Merger and the other transactions contemplated hereby. Except as set forth in Schedule 2.2.2, no Governmental Approval or other Consent (other than pursuant to the HSR Act) is required to be obtained or made by the Parent, Holdco or the Buyer in connection with the execution and delivery of this Agreement or the consummation by the Parent, Holdco and the Buyer of the transactions contemplated hereby.

                  2.2.3. Litigation. There is no judicial or administrative action, proceeding or investigation pending or, to the knowledge of the Parent, Holdco or the Buyer, threatened which (a) questions the validity of this Agreement or any action taken or to be taken by the Parent, Holdco or the Buyer in connection herewith, or (b) would reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or properties of the Parent, Holdco or the Buyer or the ability of the Parent, Holdco or the Buyer to consummate the Merger and the other transactions contemplated hereby.

                  2.2.4. Brokers, Finders, etc. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of the Parent, Holdco, the Buyer or any of their Affiliates in such manner as to give rise to any valid claim against the Company, any other member or Affiliate of the VKAC Group or any stockholder of the Company for any brokerage or finder's commission, fee or similar compensation.

                  2.2.5. No Disqualifying Participants. The consummation of the Merger will not cause any member of the VKAC Group to become subject to any disqualification that would be a basis (i) for denial, suspension or revocation of registration as an investment adviser under Section 203(e) of the Advisers Act or Rule 206(4)-4(b) thereunder or of a broker-dealer under Section 15 of the Exchange Act, (ii) for disqualification as an investment adviser or a principal underwriter for an investment company pursuant to Section 9(a) of the Investment Company Act or (iii) for prohibition from holding certain positions pursuant to Section 411 of ERISA.

                  2.2.6. Financing. The Buyer will have available as of the Effective Time immediately available funds sufficient to consummate the transactions contemplated by this Agreement.

                  2.2.7. Section 15(f) Materials. Neither the Parent, Holdco, the Buyer nor any of their respective Affiliates is aware of any documents, records, memoranda, work papers or other written materials that would reasonably be likely to be evidence that the requirements of any of the provisions of
Section 15(f) of the Investment Company Act have not been or will not be met in respect of this Agreement and the transactions contemplated hereby, except for such as have been furnished to the Company or described in writing to the Company in reasonable detail.

                                   ARTICLE III

                                    COVENANTS

                  3.1. Covenants of the Company.

                  3.1.1. Conduct of Business. From the date hereof to the Effective Time, except as contemplated by or in connection with this Agreement or the transactions contemplated hereby, as described on Schedule 3.1.1 or as consented to by the Parent, any request for such consent to be considered by the Parent in good faith, the Company will, and will cause each of the VKAC Companies to and, subject to applicable fiduciary duties to the Funds, will use its reasonable best efforts to cause each of the Funds to:

                  (a) carry on its business in the ordinary course consistent with past practices, and use all reasonable best efforts (to the extent consistent with good business judgment) to preserve intact its present business organization, keep available the services of its executive officers and key employees, and preserve its relationships with customers, clients, suppliers and others having material business dealings with it;

                  (b) not amend its certificate of incorporation or by-laws or other Organizational Document;

                  (c) not merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business or any corporation, partnership, association or other business organization or division thereof;

                  (d) not engage in any transaction with the Buyer, the Parent or their Affiliates that would be a violation of the Investment Company Act, the Advisers Act, ERISA or other Applicable Law, provided that none of the Company, any other VKAC Company or any Fund will be in breach of this Section 3.1.1(d) if it engages in a transaction with an Affiliate of the Buyer or the Parent that violates ERISA unless the Company, such other VKAC Company or such Fund engaging in such transaction has or reasonably should have had knowledge of such affiliation;

                  (e) not take any action or omit to take any action, which action or omission would result in a breach or inaccuracy of any of the representations and warranties set forth in Section 2.1.5 at, or as of any time prior to, the Effective Time;

                  (f) not sell any assets outside the ordinary course of business consistent with past practices;

                  (g) not sell, transfer or otherwise dispose of any CDSC
         Assets;

                  (h) not agree or commit to do any of the foregoing referred to in clauses (a)-(g); and

                  (i) promptly advise the Buyer of any fact, condition, occurrence or change known to the Company that is reasonably expected to have a Material Adverse Effect or cause a breach of this Section 3.1.1.

                  3.1.2. No Solicitation. From the date hereof to the earlier of the Effective Time and the termination of this Agreement, the Company shall not, and shall not permit any member of the VKAC Group or any officer, director, partner, employee, agent or advisor of any member of the VKAC Group to, directly or indirectly, (a) solicit, initiate or encourage any proposals for, or enter into any discussions with respect to, a merger or other business combination involving the Company or VKAC or the acquisition of shares of capital stock of any member of the VKAC Group or all, or substantially all, of the assets of any member of the VKAC Group (an "Acquisition Proposal") or (b) furnish or cause to be furnished in connection with any proposals described in clause (a) above any non-public information concerning the business and operations of any member of the VKAC Group to any Person (other than the Parent, Holdco, the Buyer and their agents and representatives and the Company and their agents and representatives). From the date hereof to the Effective Time, the Company shall not, and shall not permit any member of the VKAC Group to, sell, transfer or otherwise dispose of, grant any option or proxy to any Person with respect to, create any Lien upon, or transfer any interest in, any shares of capital stock of any VKAC Company, other than (i) as contemplated by or in connection with this Agreement or the transactions contemplated hereby, (ii) such sales, transfers, dispositions, grants and creations to or in favor of the Company or (iii) pursuant to any agreement or commitment existing on the date hereof. If at any time after the date hereof and prior to the Effective Time, the Company or any of its representatives is approached by, or receives an offer from, any third party concerning an Acquisition Proposal or a request to provide information referred to in clause (b) above, the Company will promptly disclose such offer or request to the Parent and will keep the Parent fully informed of the nature, details and status of any such offer or request.

                  3.1.3. Access and Information. From the date hereof to the Effective Time, the Company will, and will cause each member of the VKAC Group to, give to the Parent and the Parent's accountants, counsel and other representatives reasonable access during normal business hours to such of the VKAC Companies' and the Funds' respective offices, properties, books, contracts, commitments, reports and records relating to the VKAC Companies and the Funds, and to furnish them or provide them access to all such documents, financial data, records and information with respect to the properties and businesses of the VKAC Companies as the Parent shall from time to time reasonably request, provided that the foregoing shall be under the general coordination of the Company and shall be subject to the Confidentiality Agreement. In addition, from the date hereof to the Effective Time the Company will, and will cause each member of the VKAC Group to, permit the Parent and the Parent's accountants, counsel and other representatives reasonable access to such personnel of the VKAC Group during normal business hours as may be necessary to or reasonably requested by the Parent in its review of the properties of the VKAC Group and the Funds, the business affairs of the VKAC Group and the Funds and the above-mentioned documents and records, provided that the Company shall have the right to have its representatives participate in such discussions with personnel of the VKAC Group and the

Funds and such discussions shall be subject to the Confidentiality Agreement.

                  3.1.4. Subsequent Financial Statements, Debt Prepayments and Filings. (a) From the date hereof to the Effective Time, the Company will cause the members of the VKAC Group to make available to the Parent, promptly after the same become available, copies of (i) the monthly management reports for the VKAC Group substantially in the form furnished to the senior management of the Company, together with such monthly financial statements furnished to such management and (ii) the financial statements of the Funds as the same are filed with the Commission.

                  (b) After the date hereof and until the Effective Time, within five Business Days after the end of each month, the Company shall deliver a certificate to the Buyer, signed by the chief financial officer of the Company, setting forth the aggregate amount of loans that were prepaid under the Credit Agreement during such month and the Pre-Tax Income as of the end of such month.


                  (c) From the date hereof to the Effective Time, the Company will file, or cause to be filed, with the Commission or other relevant Governmental Authority, and promptly thereafter make available to the Parent, copies of each registration, report, statement, notice or other filing required to be filed by any member of the VKAC Group with the Commission or any other Governmental Authority under the Exchange Act, the Advisers Act, the Investment Company Act, the Securities Act or any other Applicable Law. All such registrations, reports, statements, notices or other filings shall comply in all material respects with Applicable Law.

                  (d) From the date hereof to the Effective Time, the Company will cause the members of the VKAC Group to make available to the Parent, promptly after the same become available, (i) copies of all inspection reports provided to any VKAC Company by the Commission or any state regulatory authority or any self-regulatory agency and (ii) all correspondence and other documents relating to any inquiry or investigation provided to any VKAC Company by the Commission or any state regulatory authority or any self-regulatory agency.

                  3.1.5. Public Announcements. From the date hereof to the Effective Time, except as required by Applicable Law, the Company shall not, and shall not permit any member of the VKAC Group to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior consent of the Parent.

                  3.1.6. Further Actions. (a) Generally. From the date hereof to the Effective Time, the Company will, and will cause each member of the VKAC Group to, use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby.

                  (b) Filings, etc. From the date hereof to the Effective Time, the Company will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by or on behalf of the Company or any member of the VKAC Group pursuant to Applicable Law in connection with this Agreement, the Merger or the consummation of the other transactions contemplated hereby, including but not limited to filings pursuant to the HSR Act. From the date hereof to the Effective Time, the Company, as promptly as practicable, will make, or cause to be made, all such other filings and submissions under any Applicable Law applicable to the Company or any member of the VKAC Group and give such reasonable undertakings, as may be required for the Company to consummate the Merger and the other transactions contemplated hereby.

                  (c) Investment Company Consents. The members of the VKAC Group shall use their reasonable best efforts to (i) cause the boards of trustees/directors of Investment Company Clients to approve, and to solicit their respective shareholders as promptly as practicable with regard to the approval of, new investment advisory agreements and related ancillary agreements for such Clients, and (ii) cause the boards of trustees/directors of Investment Company Clients to approve, to the extent such approval is required by Applicable Law or the terms of existing agreements relating to such services, new agreements relating to any other services provided by members of the VKAC Group to Investment Company Clients, including, but not limited to, such agreements relating to the distribution of fund shares, fund administration, accounting and transfer agency, in each case referred to in clauses (i) and (ii) above, such approval to be effective on or as promptly as practicable after the Effective Time, pursuant to the provisions of Section 15 of the Investment Company Act, and consistent with all requirements of the Investment Company Act applicable thereto, provided that, in the case of both such clauses (i) and
(ii), such agreements are identical in all material respects to the existing agreements other than the term of the agreement and other than such non-material changes as may be made in order to make any such agreement consistent with other agreements of the same type to which any VKAC Company is a party.

                  (d) Certain Other Consents. As promptly as practicable after execution of this Agreement, the Company shall cause the Clients of the VKAC Group listed on Schedule 2.1.8(c)(A)(9) to be informed of the transactions contemplated by this Agreement and shall request the written Consent of such Clients to the transaction, such Consents to be in form and substance satisfactory to the Parent in its reasonable judgment. If such Consent is not received from any such Client within 60 days, the Company will promptly send a new notice advising such Client of its intention to continue the advisory services, pursuant to the Company's existing contracts with such Clients, subject to such Client's right to terminate such contract within 45 days of receipt of such notice, and that each such Client's consent will be implied if it continues to accept the services without rejection during such specified 45-day period. At least two weeks prior to the Effective Time, the Company shall also use its reasonable best efforts to contact personally each such Client which has not yet executed a Consent to inquire as to such Client's intentions unless the Parent in its sole discretion agrees to waive this requirement with respect to any such Client.

                  (e) Consent Procedures. In connection with obtaining the Consents required by subsections (c) and (d), the Company shall (i) keep the Parent informed of the status of obtaining Client Consents, (ii) facilitate the Parent's or the Buyer's communication with Clients regarding Consents, (iii) provide to the Parent draft proxy statements and (iv) to the extent applicable, deliver to the Parent prior to the Closing copies of all executed Client Consents and make available for inspection the originals of such Consents prior to the Closing.

                  (f) Other Consents. The Company, as promptly as practicable, will use its reasonable best efforts to obtain, or cause to be obtained, the Consents listed on Schedule 3.1.6(f).

                  (g) Other Actions. The Company will use, and cause each member of the VKAC Group to use, its reasonable best efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for them to fulfill their obligations in respect of this Agreement and the transactions contemplated hereby. The Company will, and will cause each member of the VKAC Group to, coordinate and cooperate with the Parent in exchanging such information and supplying such reasonable assistance as may be reasonably requested by the Parent in connection with the filings and other actions contemplated by Section 3.2.2.

                  (h) Notice of Certain Events. From the date hereof to the Effective Time, the Company shall promptly notify the Parent of:

                  (i) any fact, condition, event or occurrence known to the Company that will or reasonably may be expected to result in the failure of any of the conditions contained in Sections 4.1 and 4.2 to be satisfied;

                  (ii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  (iii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

                  (iv) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of the Company, threatened against, relating to or involving or otherwise affecting any member of the VKAC Group which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 2.1.11 or which relate to the consummation of the transactions contemplated by this Agreement.

                  3.1.7. Compliance with Investment Company Act Section 15. The Company will not take and, prior to the Effective Time, will cause each member of the VKAC Group not to take, any action not contemplated by this Agreement that would have the effect, directly or indirectly, of causing the requirements of any of the provisions of Section 15(f) of the Investment Company Act not to be met in respect of this Agreement and the transactions contemplated hereby. In addition, the Company will not fail to take, and, prior to the Effective Time, will not cause any member of the VKAC Group to fail to take, any action if the failure to take such action would have the effect, directly or indirectly, of causing the requirements of any of the provisions of Section 15(f) of the Investment Company Act not to be met in respect of this Agreement and the transactions contemplated hereby.

                  3.1.8. Qualification of the Funds; Tax Affairs. (a) Subject to applicable fiduciary duties to the Funds, the Company will cause the VKAC Companies to refrain from, and will use its reasonable best efforts to cause each of the Funds to refrain from, taking any action after the date hereof and on or prior to the Closing Date (a) (i) in the case of each of the Funds to which the provisions of paragraph (i) of Section 2.1.6(g) apply, that would prevent such Fund from qualifying as a RIC, or that would require such Fund to take actions in order to so qualify that would have a material adverse effect on such Fund, (ii) in the case of each of the Funds to which the provisions of paragraph (ii) of Section 2.1.6(g) apply, that would cause it to be an association taxable as a corporation for federal Income Tax purposes, (iii) in the case of Van Kampen American Capital Monthly Accumulation Plans, that would prevent any portion thereof from being treated as a business arrangement to which the provisions of section 851(f) of the Code apply, (iv) in the case of Van Kampen American Capital Exchange Fund, that would prevent it from being treated as a partnership for federal Income Tax purposes or (v) in the case of the unit investment trusts to which the provisions of paragraph (ii) of Section 2.1.6(g) apply, that would prevent any portion thereof from being subject to subpart E of part I of subchapter J of chapter 1 of subtitle A of the Code, or
(b) that would conflict in any material respect with the registration statement, prospectus and other offering materials of such Fund.

                  (b) After the date hereof and until the Closing Date, the Company shall supply to the Parent all calculations and other written information it produces or receives with respect to the qualification as RICs of the Funds to which the provisions of paragraph (i) of Section 2.1.6(g) apply within 5 Business Days after such calculations or information are produced or received. As promptly as possible, and in no event later than the Closing Date, the Company shall deliver to the Parent (i) with respect to each of such Funds, a full description of the reasons, if any (other than failure to comply with the provisions of section 852(a)(1) of the Code) that such Fund would fail to qualify as a RIC for its then-current taxable year if the last day of its most recent fiscal quarter ended on or prior to the Closing Date were treated as the last date of such taxable year and (ii) with respect to each of such Funds whose taxable year ends within three months after the Closing Date, a full description of the reasons, if any,

(other than failure to comply with the provisions of section 852(a)(1) of the Code) that such Fund would fail to qualify as a RIC for its then-current taxable year if the Business Day immediately preceding the Closing Date were treated as the last date of such taxable year. As promptly as possible, and in no event later than three Business Days after the date hereof, the Company shall deliver to the Parent with respect to each of such Funds, a full description of the reasons, if any (other than failure to comply with the provisions of section 852(a)(1) of the Code) that such Fund would fail to qualify as a RIC for its current taxable year if June 19, 1996 were treated as the last day of such taxable year.

                  (c) Without the prior written consent of the Parent, none of the VKAC Companies shall, to the extent it may affect or relate to the VKAC Companies, make or change any Tax election (other than making an election pursuant to section 338(h)(10) of the Code with respect to the sale of Advantage Capital Corporation pursuant to Section 5.8 of the Stock Purchase Agreement between SunAmerica Inc. and the Company, dated as of December 21, 1995), change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or knowingly omit to take any other similar action (but excluding the Company's reporting the distribution of MCM and Hansberger as a taxable disposition on its Return for the taxable year in which the distributions occur) if (i) any such action or omission would have the effect of increasing the Tax liability or reducing any Tax Asset of any VKAC Company, the Parent or any Affiliate of the Parent by more than $25,000 or (ii) all such actions or omissions would, in the aggregate, have the effect of increasing the Tax liability or reducing any Tax Asset of any VKAC Company, the Parent or any Affiliate of the Parent by more than $100,000. The Company shall notify Lou Palladino of Morgan Stanley & Co. Incorporated at 1251 Avenue of the Americas, 21th floor, New York, New York 10020, in writing of any proposed action or omission that would require the Parent's consent pursuant to this Section 3.1.8(c).

                  (d) After the date hereof and until the Closing Date, the VKAC Companies shall conduct all affairs relating to Taxes only in good faith and in a manner consistent with past practices of the VKAC Companies.

                  3.1.9. ERISA Clients. As soon as practicable following the date of this Agreement, the Company and the Parent shall cooperate and, in connection therewith, shall each use its reasonable best efforts, to identify each written contract or agreement in effect as of the date of this Agreement entered into by any member of the VKAC Group with or on behalf of any ERISA Client pursuant to which, to the knowledge of the Company or the Parent, in each case, after due inquiry, the Parent or any of its Affiliates has agreed to: (i) execute securities transactions; (ii) provide any other goods or services; or
(iii) purchase, sell, exchange or swap securities or other economic interests therein or derivatives thereof, including, but not limited to, rights to receive or obligations to pay interest or principal under any debt obligation or rights to receive or obligations to pay interest or principal denominated in a particular security.

                  3.2. Covenants of the Parent, Holdco and the Buyer.

                  3.2.1. Public Announcements. From the date hereof to the Effective Time, except as required by Applicable Law, neither the Parent, Holdco nor the Buyer shall, nor shall any of them permit any of their Affiliates to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior consent of the Company.

                  3.2.2. Further Actions. (a) Generally. The Parent, Holdco and the Buyer agree to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby.

                  (b) Filings, Consents, etc. Each of the Parent, Holdco and the Buyer will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by or on behalf of it or its Affiliates pursuant to Applicable Law in connection with this Agreement, the Merger or the consummation of the other transactions contemplated hereby, including but not limited to filings pursuant to the HSR Act. Each of the Parent, Holdco and the Buyer, as promptly as practicable, (i) will make, or cause to be made, all such other filings and submissions under any Applicable Law applicable to the Parent, Holdco, the Buyer or any of their respective Affiliates, and give such reasonable undertakings, as may be required for the Parent,

Holdco and the Buyer to consummate the Merger and the other transactions contemplated hereby, (ii) will use its reasonable best efforts to obtain, or cause to be obtained, all Consents (including, without limitation, all Governmental Approvals) necessary to be obtained by it or any of its Affiliates in order for it so to consummate the Merger and such transactions, and (iii) will use its reasonable best efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its obligations in respect of this Agreement and the transactions contemplated hereby. Each of the Parent, Holdco and the Buyer will coordinate and cooperate with the Company, including by supplying such reasonable assistance and information (which information shall be correct and complete and shall conform in all material respects with the requirements of all Applicable Laws) as may be reasonably requested by the Company, in connection with the filings and other actions contemplated by Section 3.1.6.

                  (c) Notice of Certain Events. At all times prior to the Effective Time, the Parent, Holdco and the Buyer shall promptly notify the Company of:

                  (i) any fact, condition, event or occurrence known to either of them that will or reasonably may be expected to result in the failure of any of the conditions contained in Sections 4.1 and 4.3 to be satisfied; and

                  (ii) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of the Parent, Holdco or the Buyer, threatened against, relating to or involving or otherwise affecting the Parent, Holdco or the Buyer which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
         Section 2.3.3 or which relate to the consummation of the transactions contemplated by this Agreement.

                  3.2.3. Compliance with Investment Company Act Section 15. (a) No Unfair Burden, etc. The Parent, Holdco and the Buyer acknowledge that the Company has entered into this Agreement in reliance upon the benefits and protections provided by Section 15(f) of the Investment Company Act. Each of the Parent, Holdco and the Buyer shall not take, and each of them shall cause its Affiliates not to take, any action not contemplated by this Agreement that would have the effect, directly or indirectly, of causing the requirements of any of the provisions of Section 15(f) of the Investment Company Act not to be met in respect of this

Agreement and the transactions contemplated hereby, and each of them shall not fail to take, and, after the Effective Time, shall not cause any member of the VKAC Group to fail to take, any action if the failure to take such action would have the effect, directly or indirectly, of causing the requirements of any of the provisions of Section 15(f) of the Investment Company Act not to be met in respect of this Agreement and the transactions contemplated hereby. In that regard, each of the Parent, Holdco and the Buyer shall conduct its business and shall, subject to applicable fiduciary duties to the Funds and the Sub-Advisory Funds, use its reasonable best efforts to cause each of its Affiliates to conduct its business so as to assure that, insofar as within the control of the Parent, Holdco, the Buyer or their respective Affiliates:

                  (i) for a period of three years after the Effective Time, at least 75% of the members of the Board of Directors or trustees of each of the Funds that is registered under the Investment Company Act and that continues after the Effective Time its existing or a replacement Investment Advisory Contract with any of the VKAC Companies, the Parent, Holdco, the Buyer or any Affiliate of the Parent, Holdco or the Buyer are not (A) "interested persons" of the investment manager of such Fund after the Effective Time, or (B) "interested persons" of the present investment manager of such Fund;

                  (ii) for a period of two years after the Effective Time, the investment advisory fee paid to any VKAC Company by any Fund or Sub-Advisory Fund that is registered under the Investment Company Act shall not be increased, nor shall any waiver in effect on the date hereof of any portion of such an investment advisory fee be allowed to expire except in accordance with the terms of such waiver and except, in each case, (x) pursuant to an exemptive order naming the Funds as parties issued by the Commission, subject in each case to each of the conditions set forth in such exemptive order having been satisfied in the reasonable judgment of C&D Fund IV, or (y) with the prior written consent of C&D Fund IV; and

                  (iii) for a period of two years after the Effective Time, there shall not be imposed on any of the Funds or Sub-Advisory Funds that is registered under the Investment Company Act an "unfair burden" as a result of the transactions contemplated by this Agreement, or any terms, conditions or understandings applicable thereto.

                  (b) Certain Terms. The terms used in quotations in this
Section 3.2.3 shall have the meanings set forth in Section 15(f) or Section 2(a)(19) of the Investment Company Act.

                  (c) No Assignment of Investment Advisory Contracts. For a period of three years from the Effective Time, none of the Parent, Holdco, the Buyer, any of their respective Affiliates nor any of the VKAC Companies will voluntarily engage in any transaction which would constitute an assignment of any Investment Advisory Contract with any Fund that is registered under the Investment Company Act currently managed by any of the VKAC Companies to which the Parent, Holdco, the Buyer, any such Affiliate or any VKAC Company is a party without first obtaining a covenant in all material respects the same as that contained in this Section 3.2.3.

                  3.2.4. Employee Matters Subsequent to the Effective Time.

                  (a) Employee Plans and Agreements. From and after the Effective Time, the Parent, Holdco and the Buyer will, and will cause each member of the VKAC Group to, honor, without modification, perform all acts and pay all amounts required or due under or with respect to each Plan and each agreement which relates to any current or former employee of the VKAC Group or the terms of any such employee's employment or termination of employment, including without limitation, all employment, retention, change of control, employment protection, severance, termination, consulting, deferred compensation, executive pension and retirement, welfare and fringe benefit agreements, plans and programs, except for any modification to any such Plan or agreement to the extent permitted in accordance with Section 3.2.4(d).

                  (b) Maintenance of Employee Benefits. For a period of two years from the Effective Time, the Parent or the Buyer will, or will cause the VKAC Companies to, continue to maintain employee and retiree compensation and benefit plans, programs, arrangements and policies (other than equity based plans) for the benefit of current and former employees of the VKAC Group which provide compensation and benefits that are substantially comparable, in the aggregate, to those provided by the VKAC Companies for the benefit of such employees and former employees immediately prior to the Effective Time.

                  (c) Change of Control. Each of the Parent, Holdco and the Buyer acknowledges and agrees that the consummation of the transactions contemplated by this Agreement will constitute a "change of control" of the Company for purposes of each Plan and each program, policy and agreement covering any current or former employee of the VKAC Group identified in Schedule 3.2.4(c) and, accordingly, agrees to, and to cause the Company and each other member of the VKAC Group to, honor all provisions under such Plans, programs, policies and agreements relating to a change of control.

                  (d) Modifications. Notwithstanding the foregoing, nothing in this Section 3.2.4 shall preclude the Buyer from seeking to (i) modify any employment agreement with the consent of the affected employee or employees or
(ii) modify any Plan to the extent such modification is permitted by the terms of such Plan and is consistent with Section 3.2.4(b).

                  (e) Withholding Taxes. Following the Effective Time, the Parent shall, or shall cause the Surviving Corporation to, pay on a timely basis all withholding Taxes payable by the Surviving Corporation in connection with the transactions contemplated by Sections 1.5(d), 1.5(e) and 1.5(f).

                  3.2.5. List of Affiliates. As soon as practicable following the date hereof, the Parent shall deliver to the Company a list of each entity that is an Affiliate of the Parent, Holdco or the Buyer.

                  3.2.6. Contribution Agreement. Each of the Parent, Holdco and the Buyer agree to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Contribution Agreement and, in connection therewith, will not agree to amend or modify any of the closing conditions set forth in the Contribution Agreement in a way that would impair the ability of the parties thereto to satisfy such conditions on or before the Effective Time, provided that nothing in this
Section 3.2.6 shall prohibit the parties to the Contribution Agreement from unilaterally agreeing to terminate such agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

                  4.1. Conditions to Obligations of Each Party. The obligations of the Company, the Parent, Holdco and the Buyer to effect the Merger and to consummate the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  4.1.1. HSR Act Notification. In respect of the notifications of the Parent, Holdco and the Buyer on the one hand and the Company on the other hand pursuant to the HSR Act, the applicable waiting period and any extensions thereof shall have expired or been terminated.

                  4.1.2. No Injunction, etc. Consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any Applicable Law, including any order, injunction, decree or judgment of any court or other Governmental Authority, and no action or proceeding brought by any Governmental Authority shall be pending at the Effective Time before any court or other Governmental Authority to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby, and there shall not have been promulgated, entered, issued or determined by any court or other Governmental Authority to be applicable to this Agreement any Applicable Law making illegal the consummation of the transactions contemplated hereby and no proceeding brought by any Governmental Authority with respect to the application of any such Applicable Law shall be pending.

                  4.1.3. Contribution Agreement. If the Contribution Agreement has not been terminated prior to the Effective Time, the transactions contemplated by the Contribution Agreement shall have been consummated.

                  4.1.4. Assets Under Management. Market Assets Under Management shall not be less than $26,933,875,000 and Closing Assets Under Management shall not be less than $30,525,058,000 or more than $41,298,608,000.

                  4.2. Conditions to Obligations of the Parent, Holdco and the Buyer. The obligations of the Parent, Holdco and the Buyer to effect the Merger and to consummate the other transactions contemplated hereby shall be subject to the fulfillment (or waiver by the Buyer) at or prior to the Effective Time of the following additional conditions, which the Company agrees to use its reasonable best efforts to cause to be fulfilled:

                  4.2.1. Representations; Performance. The representations and warranties set forth in Section 2.1 shall have been true and correct in all material respects at and as of the date hereof, and shall be true and correct in all respects at and as of the Effective Time as though made at and as of the Effective Time, without regard to any qualification as to materiality or Material Adverse Effect contained therein, except to the extent that any failure to be true and correct at and as of the Effective Time would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, provided that the accuracy of any representation or warranty that by its terms speaks only as of the date hereof or another date prior to the Effective Time shall be determined solely as of the date hereof or such other date, as the case may be. The Company shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Effective Time. The Company shall have delivered to the Parent and the Buyer a certificate, dated the Effective Time and signed by the President or a Vice President of the Company, to the effect set forth above in this Section 4.2.1 and with respect to the matters set forth in Section 4.1.4.

                  4.2.2. Consents. All Consents required to be made or obtained by the Company or any member of the VKAC Group in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby shall have been made or obtained that are (i) Governmental Approvals, Consents of the Boards of Directors or Trustees of the Funds or Consents of any member of the VKAC Group, (ii) Consents of shareholders of the Prime Rate Trust and (iii) the Consents listed in Schedule 3.1.6(f). Copies of all such Consents shall have been delivered to the Parent. All Governmental Approvals required to be made or obtained by the Parent, Holdco, the Buyer or their respective Affiliates in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby shall have been made or obtained.

                  4.2.3. MCM Indemnity. An Indemnification Agreement, dated as of the Effective Time, substantially in the form of Exhibit B hereto, and a tax sharing agreement reasonably satisfactory to the Buyer, shall have been entered into by MCM.

                  4.2.4. Resignation of Directors. All directors of the VKAC Companies whose resignations shall have been requested by the Parent in writing not less than ten Business Days prior to the Effective Time shall have submitted their resignations or been removed from office effective as of the Effective Time.

                  4.2.5. Opinion of Counsel. The Buyer shall have received favorable opinions, in each case addressed to it and dated the Closing Date, from the General Counsel of the Company and from Debevoise & Plimpton, special counsel to the Company, with respect to the matters and substantially in the form set forth in Exhibits C-1 and C-2 hereto, respectively.

                  4.2.6. Proceedings. All corporate and other proceedings of the Company and the VKAC Group that are required in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such proceedings, shall be reasonably satisfactory to the Buyer and its counsel, and the Buyer and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

                  4.2.7. Govett Agreements. Within five Business Days following the delivery to the Company of a notice from the Parent requesting the Company to terminate any Govett Agreement, the Company shall have sent written notice under such Govett Agreement to terminate such agreement.

                  4.2.8. FIRPTA Certification. The Parent and the Buyer shall have received (a) a certification from the Company, dated no more than 30 days prior to the Closing Date and signed by a responsible corporate officer of the Company, that the Company is not, and has not been at any time during the five years preceding the date of such certification, a United States real property holding company, as defined in section 897(c)(2) of the Code, and (b) proof reasonably satisfactory to the Parent and the Buyer that the Company has provided notice of such certification to the Internal Revenue Service in accordance with the provisions of Treasury regulations section 1.897-2(h)(2).

                  4.3. Conditions to Obligations of the Company. The obligation of the Company to effect the Merger and to consummate the other transactions contemplated hereby shall be subject to the fulfillment (or waiver by the Company), at or prior to the Effective Time, of the following additional conditions, which each of the Parent, Holdco and the Buyer agrees to use its reasonable best efforts to cause to be fulfilled:

                  4.3.1. Representations, Performance, etc. The representations and warranties set forth in Section 2.2 shall have been true and correct in all material respects at and as of the date hereof, and shall be true and correct in all material respects at and as of the Effective Time as though made at and as of the Effective Time except to the extent that any failure to be true and correct would not reasonably be expected to materially adversely affect the ability of the Parent, Holdco and the Buyer to consummate the transactions contemplated by this Agreement, provided that the accuracy of any representation or warranty that by its terms speaks only as of the date hereof or another date prior to the Effective Time shall be determined solely as of the date hereof or such other date, as the case may be. The Parent, Holdco, the Buyer and their respective Affiliates shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Effective Time. The Parent, Holdco and the Buyer shall have delivered to the Company a certificate or certificates, dated the Effective Time and signed by the President or a Vice President of each of them, to the effect set forth above in this Section 4.3.1.

                  4.3.2. Consents. All Consents required to be made or obtained by the Buyer or its Affiliates in connection with the execution and delivery of the Agreement or the consummation of the transactions contemplated hereby shall have been made or obtained that are (i) Governmental Approvals or (ii) other Consents not included in clause (i), except for any such other Consents the failure of which to be made or obtained would not reasonably be expected to adversely affect the ability of the Buyer or its Affiliates to consummate the transactions contemplated hereby. Copies of all such Consents shall have been delivered to the Company. All Governmental Approvals required to be made or obtained by any member of the VKAC Group in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby shall have been made or obtained.

                  4.3.3. Merger Consideration. The Buyer shall have deposited with the Exchange Agent the Merger Consideration, and with the Company (net of applicable withholding Taxes, if any) the Total Employee Option Cancellation Amount, the Jones Option Cancellation Amount and, if the Effective Time occurs after January 1, 1997, the Travelers Option Cancellation Amount, in each case, in immediately available funds.

                  4.3.4. Certain Indebtedness. The Buyer shall have provided for either (i) the repayment of all borrowings outstanding under the Credit Agreement immediately prior to or as of the Effective Time, the payment of all other amounts then due and payable thereunder and the termination of the Credit Agreement or (ii) a waiver by the requisite lenders under the Credit Agreement of all defaults and events of default that may occur as a result of the Merger and the other transactions contemplated hereby.

                  4.3.5. Opinions of Counsel. The Company shall have received a favorable opinion, addressed to it and dated the Closing Date, from Davis Polk & Wardwell, special counsel to the Buyer, with respect to the matters and substantially in the form set forth in Exhibit D hereto.

                  4.3.6. Corporate Proceedings. All corporate and other proceedings of the Buyer and its Affiliates in connection with the transactions contemplated by this Agreement, and all documents and instruments incident thereto, shall be reasonably satisfactory to the Company and its special counsel, and the Company and such counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

                                    ARTICLE V

                                   TERMINATION

                  5.1. Termination. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) by the written agreement of the Buyer and the Company;

                  (b) by the Company, on the one hand, or the Buyer, on the other hand, by written notice to the other after 5:00 p.m., New York City time, on February 1, 1997 if the Effective Time shall not have occurred by such date (unless the failure of the Effective Time to occur shall be due to any material breach of this Agreement by the party seeking to terminate), unless such date is extended by the mutual written consent of the Company and the Buyer;

                  (c) by the Company if there has been a breach on the part of the Parent, Holdco or the Buyer of the covenants of the Parent, Holdco and the Buyer set forth herein, or any failure on the part of the Parent, Holdco, the Buyer or any of their respective Affiliates to perform its obligations hereunder (provided that the terminating party shall have performed and complied with, in all material respects, all agreements and covenants required by this Agreement to have been performed or complied with by such terminating party) prior to such time, such that, in any such case, any of the conditions to the effectiveness of the Merger set forth in Section 4.1 or 4.3 could not be satisfied on or prior to the termination date contemplated by
         Section 5.1(b); or

                  (d) by the Buyer, if there has been a breach on the part of the Company of its covenants set forth herein or any failure on the part of the Company to perform its obligations hereunder (provided that the terminating party shall have performed and complied with, in all material respects, all agreements and covenants required by this Agreement to have been performed or complied with by such terminating party) prior to such time, such that, in any such case, any of the conditions to the effectiveness of the Merger set forth in Sections 4.1 or 4.2 could not be satisfied on or prior to the termination date contemplated by Section 5.1(b).

                  5.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 5.1, this Agreement shall become void and have no effect, without any liability to any Person in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, stockholders or Affiliates, except for any liability resulting from any party's breach of this Agreement and except that the provisions of Article VI shall survive any such termination.

                                   ARTICLE VI

                           DEFINITIONS, MISCELLANEOUS

                  6.1. Definition of Certain Terms. The terms defined in this
Section 6.1, whenever used in this Agreement (including in the Schedules) shall have the respective meanings indicated below for all purposes of this Agreement.

All references herein to a Section, Article or Schedule are to a Section, Article or Schedule of or to this Agreement, unless otherwise indicated.

                  Acquisition Price:  as defined in Section 1.6(a).

                  Acquisition Proposal:  as defined in Section 3.1.2.

                  Adjusted Bank Debt Amount: the sum of (i) the principal amount of all loans outstanding on the Determination Date under the Credit Agreement, plus any accrued and unpaid interest thereon on the Determination Date, minus (ii) all Transaction Expenses that have been paid prior to the Determination Date, plus (iii) the absolute amount of Working Capital at the Determination Date, if the actual amount is a negative number plus (iv) the amount, if any, by which the Total Debt Prepayment Amount exceeds the Permitted Debt Prepayment Amount determined as of the Determination Date.

                  Adjusted Senior Note Amount: $153,000,000 plus accrued and unpaid interest as of the Determination Date on the outstanding principal amount of VKAC's 9 3/4% Senior Secured Notes due 2003.

                  Advisers Act: the Investment Advisers Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  Affiliate: of a Person means a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the first Person, including but not limited to a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary. "Control" (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

                  Aggregate Employee Option Exercise Price: an amount equal to the sum of the respective exercise price under each Employee Option outstanding immediately prior to the Effective Time, whether or not vested, multiplied by the respective number of shares of Class A Common Stock subject to each such Employee Option.

                  Aggregate Jones Option Exercise Price: an amount equal to the exercise price under the Jones Option multiplied by the number of Jones Option Shares.

                  Aggregate Travelers Option Exercise Price: an amount equal to the exercise price under the Travelers Option multiplied by the number of Travelers Option Shares.

                  Agreement: this Agreement and Plan of Merger, including the Schedules and Exhibits hereto.

                  American Capital Companies: collectively, Van Kampen American Capital Advisors, Inc., Van Kampen American Capital Asset Management, Inc., ACCESS Investor Services, Inc., Van Kampen American Capital
         Trust Company, Van Kampen American Capital Exchange Corporation, Van Kampen American Capital Services, Inc., American Capital Contractual Services, Inc., American Capital Shareholders Corporation and Advantage Capital Credit Services, Inc.

                  Applicable Law: all applicable provisions of all (i) statutes, laws, rules, administrative codes, regulations or ordinances of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, injunctions, judgments, awards and decrees of any Governmental Authority.

                  BONY Loan Agreement: the General Loan and Security Agreement, dated as of February 3, 1989, between Van Kampen American Capital Distributors, Inc. and The Bank of New York, as amended, supplemented, waived or otherwise modified from time to time.

                  Business Day: a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

                  Buyer: as defined in the introductory paragraph of this Agreement.

                  C&D Fund IV: The Clayton & Dubilier Private Equity Fund IV Limited Partnership, a Connecticut limited partnership.

                  CDSC Assets: assets reflected on the Company's balance sheet in respect of deferred company funded distribution costs (including 12b-1 receivables).

                  Certificate of Merger:  as defined in Section 1.2.

                  Certificates:  as defined in Section 1.8(a).

                  Class A Common Stock: the Class A Common Stock, par value $.01 per share, of the Company.

                  Class B Common Stock: the Class B Common Stock, par value $.01 per share, of the Company.

                  Client: any client (including any Fund or Sub-Advisory Fund) to which the Company or any of its Subsidiaries or Affiliates provides investment management, investment advisory, administration or distribution services on the date hereof or on the Closing Date, as the case may be.

                  Closing:  as defined in Section 1.2.

                  Closing Assets Under Management: the aggregate assets of such of the open end Funds, the Institutional Accounts (including the Sub-Advisory Funds) and the Prime Rate Trust as to which any VKAC Company (i) has received shareholder Consent or, in the case of Institutional Accounts (other than a Sub-Advisory Fund), has followed the procedures set forth in Section 3.1.6(d) or other procedures reasonably acceptable to the Parent and no VKAC Company has been notified, orally or in writing, as of the close of business on the second Business Day immediately preceding the Effective Time, of any such Institutional Account's intention to terminate its relationship with the applicable VKAC Company and (ii) will act as investment adviser, subadviser or manager immediately following the Effective Time, determined as follows:

                           (x) in the case of open end Funds and Sub-Advisory
                  Funds, based on the average of such aggregate amount over the 10-day period immediately prior to the second Business Day immediately preceding the Effective Time, provided that, as of any date of determination, the aggregate assets of such Funds and Sub-Advisory Funds shall be deemed to be equal to the sum of (i) the aggregate net asset values of the outstanding shares of such Funds and Sub-Advisory

                  Funds as of June 20, 1996 or, if later, the first date on which such Fund or Sub-Advisory Fund issued shares, plus (ii) the aggregate number of shares of such Funds and Sub-Advisory Funds issued since such date (including dividend reinvestments) multiplied by the respective net asset values of such shares when issued, minus (iii) the aggregate number of shares of such Funds and Sub-Advisory Funds redeemed since such date multiplied by the respective net asset values of such shares when redeemed;

                           (y) in the case of the Prime Rate Trust, its
                  aggregate assets shall be deemed to be equal to the sum of (i) the aggregate net asset values of the outstanding shares of the Prime Rate Trust as of June 20, 1996, plus (ii) the aggregate number of shares of the Prime Rate Trust issued after June 20, 1996 to the close of business on the second Business Day immediately preceding the Effective Time (including dividend reinvestments), multiplied by the respective net asset values of such shares when issued, minus
                  (iii) the aggregate number of shares of the Prime Rate Trust redeemed since such date multiplied by the respective net asset values of such shares when redeemed; and

                           (z) the aggregate assets of such Institutional
                  Accounts (other than the Sub-Advisory Funds) shall be deemed to be equal to the sum of (i) the aggregate assets under management of such Institutional Accounts as of June 20, 1996 or, if later, the date on which such Institutional Account was created, plus (ii) the aggregate amount of assets deposited in such Institutional Accounts from such date to the close of business on the second Business Day immediately preceding the Effective Time, based upon the respective asset values at the time of such deposits, minus (iii) the aggregate amount of assets withdrawn, or for which oral or written notice of withdrawal has been given, from Institutional Accounts (including terminated Institutional Accounts) from such date to the close of business on the second Business Day immediately preceding the Effective Time, based upon the respective asset values at the time of such withdrawals or terminations.


                  Closing Date:  the date of the Closing.

                  Code: the Internal Revenue Code of 1986, as amended.

                  Commission:  the Securities and Exchange Commission.

                  Common Stock:  the Class A Common Stock and the
         Class B Common Stock.

                  Company: as defined in the introductory paragraph of this Agreement.

                  Company Financial Statements: the consolidated financial statements of the Company and its Subsidiaries as at and for the three months ended March 31, 1996 and the years ended December 31, 1995 and 1994, including in each case a balance sheet, a statement of income, a statement of stockholders' equity and a statement of cash flows, together, in the case of such financial statements as at and for the years ended December 31, 1995 and 1994, with an audit report thereon by KPMG Peat Marwick, dated January 26, 1996 except for the second and following paragraphs of Note 15, as to which the date is June 4, 1996.

                  Company Intellectual Property:  as defined in
         Section 2.1.9(a).

                  Company Taxes:  as defined in Section 2.1.6(a).

                  Confidentiality Agreement: that letter agreement, dated March 4, 1996, between Morgan Stanley & Co. Incorporated and the Company.

                  Consent: any consent, approval, authorization, waiver, permit, license, grant, exemption or order of, or registration, declaration or filing with, any Person, including but not limited to any Governmental Authority.

                  Contract: as defined in Section 2.1.8(a).

                  Contribution Agreement: as defined in the fourth recital of this Agreement.

                  Credit Agreement: the Amended and Restated Credit Agreement, dated as of December 20, 1994, among VKAC, the Company, the banks named therein and Chemical Bank, as administrative agent, collateral agent and issuing bank, and Chemical Bank and The Chase Manhattan Bank,

         N.A., as managing agents, as amended, supplemented, waived or otherwise modified from time to time.

                  Custodian/Transfer Agent Agreements: as defined in Section 2.1.8(a).

                  Deferred Stock Agreement: as defined in Section 1.5(e).

                  Deferred Stock Unit: as defined in Section 1.5(e).

                  Designated Managers: the employees of any member of the VKAC Group who are parties to the Contribution Agreement as of the Effective Time.

                  Determination Date: as defined in Section 1.6(b)(ii).

                  DGCL: the General Corporation Law of the State of Delaware, as in effect from time to time.

                  Disclosed Matter: any fact that was (i) disclosed by the Company, any of its Subsidiaries or any Fund or any of their respective employees, attorneys, accountants or financial and other advisers ("Representatives") to Parent, Holdco, the Buyer or any of their respective Representatives and reviewed by Parent, the Buyer or any of their respective Representatives or (ii) discovered by Parent, Holdco, the Buyer or any of their respective Representatives and discussed with the Company, any of its Subsidiaries or any Fund or any of their respective Representatives, in each case on or prior to the date hereof.

                  Dissenting Shares: as defined in Section 1.7.

                  Effective Time:  as defined in Section 1.2.

                  Employee Option:  as defined in Section 1.5(d).

                  Employment and Withholding Taxes: any federal, state, local, foreign or other employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care or other similar tax, duty or other governmental charge or assessment or deficiencies thereof and all Taxes required to be withheld by or on behalf of each of the VKAC Companies in connection with amounts paid or owing to any employee, independent contractor, creditor or other party

         (including, but not limited to, all interest and penalties thereon and additions thereto whether disputed or not).

                  Environmental Activity: any storage, holding, release, emission, discharge, generation, disposal, handling or transportation of any Hazardous Materials.

                  Environmental Laws: all Applicable Laws relating to the protection of the environment, to human health and safety, or to any Environmental Activity, including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, and the Occupational Safety and Health Act, and (ii) all other requirements pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges or releases of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Materials.

                  ERISA: the Employee Retirement Income Security Act of 1974, as amended.

                  ERISA Affiliate: as defined in Section 2.1.18(a).

                  ERISA Client: as defined in Section 2.1.20.

                  Exchange Act: the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  Exchange Agent: as defined in Section 1.8(a).

                  Exchange Agent Agreement: as defined in Section 1.8(a).

                  Filings: as defined in Section 2.1.12(c).

                  Financial Statements: the Company Financial Statements and the Fund Financial Statements.

                  Fund Financial Statements: the audited financial statements of each of the Funds (excluding the unit investment trusts) for the two most recently completed fiscal years which have been filed with the Commission, together with reports on such year-end statements by such Fund's independent public accountants, including, in each case, a statement of net assets or statement of assets and liabilities and investment portfolio, a statement of operations and a statement of changes in net assets.

                  Fund Returns:  as defined in Section 2.1.6(g)(iv).

                  Funds:  as defined in Section 2.1.15(c).

                  GAAP:  as defined in Section 2.1.3.

                  Governmental Approval: any Consent of, with or to any Governmental Authority.

                  Governmental Authority: any nation or government, any state or other political subdivision thereof, including, without limitation, any governmental agency, department, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, or any stock exchange or self-regulatory agency or authority.

                  Govett Agreements: (i) the Master Agreement, dated September 1994, among John Govett & Co. Limited and various of its affiliates and various members of the VKAC Group and (ii) the Underwriting Agreement, dated November 17, 1995, between The Govett Funds, Inc. and Van Kampen American Capital Distributors, Inc. (successor by merger to American Capital Marketing, Inc.).

                  Hazardous Materials: any substance that: (i) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, (ii) requires investigation, removal or remediation under any Environmental Law, or is defined as a "hazardous waste" or "hazardous substance" thereunder, or (iii) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any Governmental Authority or Environmental Law.

                  HSR Act: the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

                  Holdco: as defined in the introductory paragraph of this Agreement.

                  Income Tax: any federal, state, local or foreign income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits or windfall profits tax or other similar tax, estimated tax, duty or other governmental charge or assessment or deficiencies thereof (including, but not limited to, all interest and penalties thereon and additions thereto whether disputed or not).

                  Institutional Accounts: Clients, other than the Funds, OakRe Life Insurance Company and the Cova Series Trust, as to which any VKAC Company acts as investment adviser, subadviser or manager.

                  Intellectual Property: United States and foreign trademarks, service marks, trade names, trade dress, copyrights, and similar rights, including registrations and applications to register or renew the registration of any of the foregoing; United States and foreign letters patent and patent applications; and inventions, processes, designs, formulae, trade secrets, know-how and all similar intellectual property rights.

                  Investment Advisory Contracts: as defined in Section 2.1.8(a).

                  Investment Company: as defined in the Investment Company Act.

                  Investment Company Act: the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  IRS: the Internal Revenue Service.

                  Jones Option: the option to purchase up to 57,750 shares of Class A Common Stock granted to The Jones Financial Companies, a Limited Partnership, pursuant to the Jones Option Agreement.

                  Jones Option Agreement: The Amended and Restated Stock Option Agreement, dated as of June 1, 1995, between the Company and The Jones Financial Companies, a Limited Partnership.

                  Jones Option Cancellation Amount:  as defined in
         Section 1.5(f).

                  Jones Option Shares: as defined in Section 1.5(f).

                  knowledge of the Company: the actual knowledge, after due inquiry, of Don G. Powell, Dennis J. McDonnell, William R. Molinari, William R. Rybak, Ronald A. Nyberg, Paul R. Wolkenberg, Alan T. Sachtleben, Peter W. Hegel, William N. Brown, Douglas B. Gehrman, Robert Peck, Jack Zimmerman, Scott West, Gary DeMoss, Jeffrey W. Maillet, Robert J. Froehlich, Gwen Shaneyfelt and Walter E. Rein.

                  Lien: any mortgage, pledge, hypothecation, security interest, encumbrance, title retention agreement, lien, charge or other similar restriction.

                  Market Assets Under Management: the aggregate assets of such of the open end Funds, the Institutional Accounts (including the Sub-Advisory Funds) and the Prime Rate Trust as to which any VKAC Company (i) has received shareholder Consent or, in the case of Institutional Accounts (other than a Sub-Advisory Fund), has followed the procedures set forth in Section 3.1.6(d) or other procedures reasonably acceptable to the Parent and no VKAC Company has been notified, orally or in writing, as of the close of business on the second Business Day immediately preceding the Effective Time, of any such Institutional Account's intention to terminate its relationship with the applicable VKAC Company and (ii) will act as investment adviser, subadviser or manager immediately following the Effective Time, determined as of the close of business on the second Business Day immediately preceding the Effective Time based on the average of such aggregate amount over the 10-day period immediately prior to such date.

                  Material Adverse Effect: with respect to any Person or Persons, a materially adverse effect on the business, financial condition, results of operations or properties of such Person or Persons, taken as a whole in the event that there is more than one such Person, other than any such materially adverse effect arising because of the identity of the Buyer, the Parent or any of their respective Affiliates, and provided that neither a decline in the securities markets nor in assets under management of any Fund or Sub-Advisory Fund shall be taken into account in determining if a materially adverse effect shall have occurred. Any reference in this Agreement to "Material Adverse Effect" without a reference to a specific Person or Persons shall mean a Material Adverse Effect on the VKAC Group, taken as a whole.

                  MCM: McCarthy, Crisanti & Maffei, Inc., a New York corporation.

                  Merger Consideration: as defined in Section 1.5(a).

                  NASD: National Association of Securities Dealers, Inc.

                  Option Holder: as defined in Section 2.1.2(c).

                  Option Plan: as defined in Section 1.5(d).

                  Options: as defined in Section 2.1.2(c).

                  Organizational Documents: as to any Person, if a corporation, its articles or certificate of in corporation and by-laws; if a partnership, its partnership agreement; and if some other entity, its constituent documents.

                  Per Share Merger Consideration: an amount of cash in dollars (rounded to the nearest $0.0001) determined by dividing (i) an amount equal to the sum of (A) the Acquisition Price, (B) the Aggregate Employee Option Exercise Price, (C) the Aggregate Jones Option Exercise Price and (D) in the event that the Closing Date occurs after January 1, 1997, the Aggregate Travelers Option Exercise Price, by (ii) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to the Effective Time (including the number of shares of Common Stock subject to the Contribution Agreement), (B) the aggregate number of shares of Class A Common Stock subject to the Employee Options immediately prior to the Effective Time, whether or not vested, (C) the Jones Option Shares, (D) in the event that the Closing Date occurs after January 1, 1997, the Travelers Option Shares, (E) the number of shares of Preferred Stock outstanding immediately prior to the Effective Time and (F) the number of Deferred Stock Units outstanding immediately prior to the Effective Time.

                  Permitted Debt Prepayment Amount: as of the end of any calendar month, the Prepayment Target for such month, provided that (x) if Pre-Tax Income as of the end of such month is less than Pre-Tax Income Target as of the end of such month, then the Permitted Debt Prepayment Amount shall be the Prepayment Target minus the amount of such shortfall and (y) if Pre-Tax Income as of the end of such month is greater than Pre-Tax Income Target as of the end of such month, then the Permitted Debt Prepayment Amount shall be the Prepayment Target plus 50% of such excess; provided further that if the Determination Date is any day other than on the last Business Day of any month, "Prepayment Target" and "Pre-Tax Income Target" for the month in which the Determination Date occurs shall be equal to (A) the amount therefor determined as of the end of the preceding month plus (B) a pro rata amount (based on the number of days elapsed in the month in which the Determination Date occurs) of the difference between
         (i) the Prepayment Target or the Pre-Tax Income Target, as the case may be, for the end of the month in which the Determination Date occurs and
         (ii) the Prepayment Target or the Pre-Tax Income Target, as the case may be, as of the end of the preceding month.

                  Permitted Encumbrances: as defined in Section 2.1.7.

                  Person: any natural person or any firm, partnership, limited liability partnership, association, corporation, limited liability company, trust, business trust, Governmental Authority or other entity.

                  Plans: as defined in Section 2.1.18(a).

                  Post-Closing Tax Period: any Tax period (or portion thereof) ending after the close of business on the Closing Date.

                  Pre-Closing Tax Period: any Tax period (or portion thereof) ending on or before the close of business on the Closing Date.

                  Prepayment Target: with respect to the period as of the end of any month, the amount set forth on Exhibit E for such month below the heading "Cumulative Debt Repayment Target."

                  Pre-Tax Income: pre-tax income of the VKAC Group on a consolidated basis determined in accordance with GAAP for the period from July 1, 1996 to the Determination Date without giving effect to extraordinary items.

                  Pre-Tax Income Target: with respect to the period as of the end of any month, the amount set forth on

         Exhibit E for such month below the heading "Cumulative Pre-Tax Target Income."

                  Preferred Stock: the Junior Non-Cumulative Participating Preferred Stock, par value $200.00 per share, of the Company.


                  Preferred Stock Trustee: Van Kampen American Capital Trust Company, as trustee with respect to The Van Kampen American Capital, Inc. Profit Sharing and Savings Plan pursuant to the Master Defined Contribution Trust Agreement, dated as of December 20, 1994, between the Company and Van Kampen American Capital Trust Company, as amended, supplemented, waived or otherwise modified from time to time.

                  Prime Rate Trust: the Van Kampen American Capital Prime Rate Income Trust.

                  Real Property: as defined in Section 2.1.7.

                  Registered Broker-Dealers: as defined in Section 2.1.15(b).

                  Registered Investment Advisers: as defined in Section
         2.1.15(a).

                  Registration and Participation Agreement: the Registration and Participation Agreement, dated as of February 17, 1993, as amended by Amendment No. 1 to Registration and Participation Agreement, dated as of April 15, 1994, Amendment No. 2 to Registration and Participation Agreement, dated as of December 20, 1994, and Amendment No. 3 to Registration and Participation Agreement, dated as of May 1, 1995, among the Company and certain stockholders of the Company.

                  Relevant Date: February 17, 1993, with respect to the Van Kampen Companies (without giving effect to any merger into such companies of the American Capital Companies); or December 20, 1994, with respect to the American Capital Companies.

                  Return: any return, report, declaration, form, claim for refund or information statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be filed by or on behalf of any VKAC Company.

                  RIC: a "regulated investment company" within the meaning of section 851 of the Code.

                  Securities Act: the Securities Act of 1933, as amended.

                  Selling Agreements: as defined in Section 2.1.8(a).

                  Stock Option Waiver: as defined in Section 1.5(d).

                  Sub-Advisory Funds: as defined in Section 2.1.15(c).

                  Subsidiary: each corporation or other Person in which a Person owns or controls, directly or indirect ly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

                  Surviving Corporation: as defined in Section 1.1.

                  Tax: (i) any federal, state, local or foreign income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, excise, custom duties, transfer, registration, stamp, premium, real property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment, social security, disability, workers' compensation, payroll, withholding, estimated or other similar tax, duty or other governmental charge of any kind whatsoever (including, but not limited to, all interest and penalties thereon and additions thereto whether disputed or not), (ii) any liability of any VKAC Company for the payment of any amounts of the type described in clause
         (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or of being a party to any agreement or arrangement whereby liability of any VKAC Company for payments of such amounts was determined or taken into account with reference to the liability of any other Person, and (iii) any liability of any VKAC Company for the payment of any amounts as a result of being party to any tax sharing agreement with respect to the payment of any amounts of the type described in clause (i) or (ii) as a result of any obligation to indemnify any other Person.

                  Tax Asset: any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute that could reduce Taxes through carryovers or carrybacks to other taxable years (including, without limitation, deductions and credits related to alternative minimum Taxes).

                  Total Debt Prepayment Amount: the aggregate amount of loans under the Credit Agreement prepaid from the date hereof to the Determination Date.

                  Total Employee Option Cancellation Amount: as defined in
         Section 1.5(d).

                  Transaction Expenses: (i) the fees and expenses payable to Goldman, Sachs & Co. and Merrill Lynch & Co., Inc. in connection with the Merger; (ii) the fee payable to Gordon McMahon, a director of the Company, in connection with the Merger; (iii) the fees and expenses of Debevoise & Plimpton, as special counsel to the Company, and of Friedman & Kaplan, as special counsel to the Designated Managers, incurred in connection with the transactions contemplated by the Merger Agreement; (iv) the expenses, costs and fees incurred by the Company in connection with any and all Consents required to be obtained by the VKAC Companies in connection with the transactions contemplated hereby; and (v) all transfer Taxes (including any real property transfer gains Taxes but excluding stock transfer Taxes) that relate to or result from the Merger.

                  Transfer Agent: as defined in Section 2.1.15(f).

                  Travelers Option: the option to purchase up to 120,222 shares of Class B Common Stock granted to The Travelers Inc. pursuant to the Travelers Option Agreement.

                  Travelers Option Agreement: The Stock Option Agreement, dated as of December 20, 1994, between the Company and The Travelers Inc.

                  Travelers Option Cancellation Amount: as defined in Section 1.5(f).

                  Travelers Option Shares: as defined in Section 1.5(f).

                  Underwriting Agreements: as defined in Section 2.1.8(a).

                  Van Kampen Companies: collectively, the Company, VKAC, Van Kampen American Capital Investment Advisory Corp., Van Kampen American Capital Management, Inc., Van Kampen American Capital Distributors, Inc., VSM Inc., VCJ Inc., Van Kampen Merritt Equity Holdings Corp. and Van Kampen Merritt Equity Advisors Corp.

                  VKAC: as defined in the second recital to this Agreement.

                  VKAC Companies or VKAC Group: the Company, VKAC and VKAC's direct and indirect Subsidiaries.

                  Working Capital: Working Capital Assets minus Working Capital Liabilities.

                  Working Capital Assets: as of any date, all cash and cash equivalents (whether or not restricted), short-term investments, receivables, trading inventory and investments in VKAC funds related to deferred compensation, in each case as set forth on the consolidated balance sheet of the VKAC Group, in accordance with GAAP.

                  Working Capital Liabilities: as of any date, all broker-dealer loans (including loans outstanding under the BONY Agreement), accounts payable and accrued expenses (excluding accrued interest on loans under the Credit Agreement and the Senior Notes), payables to Affiliates (MCM/ACC), payables to trustees, all outstanding indebtedness incurred after the date of this Agreement under Section 2.1.5(d)(iii), deferred compensation and current income taxes payable in each case as set forth on the consolidated balance sheet of the VKAC Group, in accordance with GAAP, excluding (i) deferred Taxes and (ii) any accrued but unpaid Transaction Expenses.

                  6.2. Survival of Representations and Warranties. The representations and warranties, and covenants and other obligations to be performed prior to or at the Effective Time, contained in this Agreement or in any certificate delivered in connection herewith shall survive the execution and delivery of this Agreement but shall not survive the Effective Time, and any and all breaches of such representations and warranties and covenants and other obligations shall be deemed to be waived as of the Effective Time.

                  6.3. Expenses; Transfer Taxes. Except as set forth below in this Section 6.3 and except with respect to Transaction Expenses, the Company, on the one hand, and the Parent, Holdco and the Buyer, on the other hand, shall bear their respective expenses, costs and fees (including attorneys' fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the transactions contemplated hereby shall be consummated. All Transaction Expenses shall be borne by the Company, and the Acquisition Price shall be adjusted in respect thereof as provided in Section 1.6(b)(ii). The Parent, Holdco and the Buyer shall bear all stock transfer Taxes that relate to or result from the Merger.

                  6.4. Severability. If any provision of this Agreement is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, Sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

                  6.5. Notices. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be (a) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (b) transmitted by hand delivery or reputable overnight delivery service, addressed as follows:

                      (i)  if to the Company, to:

                           VK/AC Holding, Inc.
                           One Parkview Plaza
                           Oakbrook Terrace, Illinois  60187
                           Telecopy:  (708) 684-6155
                           Telephone:  (708) 684-6363

                           Attention:  Ronald A. Nyberg, Esq.

                           With a copy to:

                           Clayton, Dubilier & Rice, Inc.
                           375 Park Avenue, 18th Floor
                           New York, New York  10152
                           Telecopy:  (212) 407-5252
                           Telephone: (212) 407-5200

                           Attention:  Mr. Alberto Cribiore

                           and to:

                           Debevoise & Plimpton
                           875 Third Avenue
                           New York, New York  10022
                           Telecopy:  (212) 909-6836
                           Telephone: (212) 909-6000

                           Attention:  Franci J. Blassberg, Esq.

                  (ii)     if to the Parent, Holdco or the Buyer, to:

                           Morgan Stanley Asset Management, Inc.
                           1321 Avenue of the Americas
                           New York, New York  10020
                           Telecopy:  (212) 296-7778
                           Telephone: (212) 296-7125

                           Attention:  Mr. James M. Allwin

                           with a copy to:

                           Davis Polk & Wardwell
                           450 Lexington Avenue
                           New York, New York  10017
                           Telecopy:  (212) 450-4800
                           Telephone: (212) 450-4000

                           Attention: John R. Ettinger, Esq.

or, in each case, at such other address as may be specified in writing to the other parties hereto.

                  6.6.  Miscellaneous.

                  6.6.1. Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

                  6.6.2. Entire Agreement. This Agreement, including the Schedules and Exhibits, and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  6.6.3. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

                  6.6.4. Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF DELAWARE SHALL MANDATORILY APPLY. THE PARENT, HOLDCO, THE BUYER AND THE COMPANY HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE, CITY AND COUNTY OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARENT, HOLDCO, THE BUYER AND THE COMPANY HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 6.5, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

                  6.6.5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

                  6.6.6. Assignment. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto.

                  6.6.7. No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns, except that each Person that is a stockholder of the Company, or that holds any Options or Deferred Stock Units, immediately prior to the Effective Time shall be a third party beneficiary with respect to the covenants of the Parent, Holdco and the Buyer set forth in Section 3.2.3.

                  6.6.8. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN
THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDER-STANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.6.8.

                  6.6.9. Amendment; Waivers. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

                  6.6.10. Certain Disclosures. To the extent that any Disclosed Matter can reasonably be deemed to constitute an exception to any of the representations or warranties made by the Company in Section 2.1.6, such Disclosed Matter shall be deemed to have been adequately disclosed in the Schedules hereto for purposes of the representations and warranties contained in Sections 2.1.6,
2.1.3 and 2.1.4.

                  [Remainder of page intentionally left blank.]

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                    VK/AC HOLDING, INC.

                                    By:  /s/  Ronald A. Nyberg
                                       -------------------------
                                       Name:  Ronald A. Nyberg
                                       Title: Executive Vice President

                                    MORGAN STANLEY GROUP INC.

                                    By:  /s/  Eileen K. Murray
                                       --------------------------
                                       Name:  Eileen K. Murray
                                       Title: Treasurer

                                    MSAM HOLDINGS II, INC.

                                    By:  /s/  Harold Schaaff
                                       --------------------------
                                       Name:  Harold Schaaff
                                       Title: Vice President and Secretary

                                    MSAM ACQUISITION INC.

                                    By:  /s/  Harold Schaaff
                                       --------------------------
                                       Name:  Harold Schaaff
                                       Title: Vice President and Secretary

                                                                      EXHIBIT A

                         Adjustment to Acquisition Price
                        Based on Assets Under Management

                  The amount of the increase or decrease in the Acquisition Price pursuant to Section 1.6(a)(i) shall be equal to the amount determined pursuant to the following formula:

1. If Closing Assets Under Management is greater than $37.707 billion but is equal to or less than $39.503 billion, increase Acquisition Price by the product of .0115 times the excess of Closing Assets Under Management over $37.707 billion.

2. If Closing Assets Under Management is greater than $39.503 billion, increase Acquisition Price by $20.649 million plus the product of .0231 times the excess of Closing Assets Under Management over $39.503 billion.

3. If Closing Assets Under Management is equal to or greater than $34.116 billion and equal to or less than $37.707 billion, no change in Acquisition Price.

4. If Closing Assets Under Management is less than $34.116 billion but greater than or equal to $32.321 billion, decrease Acquisition Price by the product of .0115 times the excess of $34.116 billion over Closing Assets Under Management.

5. If Closing Assets Under Management is less than $32.321 billion, decrease Acquisition Price by $20.649 million plus the product of .0231 times the excess of $32.321 billion over Closing Assets Under Management.

                                                                       Exhibit B

                            INDEMNIFICATION AGREEMENT

                  INDEMNIFICATION AGREEMENT, dated as of ________, 1996, made by McCarthy, Crisanti & Maffei, Inc., a New York corporation (the "Company"), in favor of VK/AC Holding, Inc., a Delaware corporation ("VKAC Holding") and Morgan Stanley Group Inc., a Delaware corporation ("Morgan Stanley").

                  WHEREAS, VKAC Holding has entered into an Agreement and Plan of Merger with Morgan Stanley, Holdco and the Buyer, dated as of June 21, 1996 (as such agreement may be amended, the "Merger Agreement");

                  WHEREAS, prior to the closing of the transactions contemplated by the Merger Agreement, VKAC Holding intends to distribute to its common stockholders (the "MCM Spinoff") all of the outstanding common stock of a new Delaware corporation ("MCM Holding") to be formed by VKAC Holding for the purpose of holding all of the outstanding common stock of the Company, which is currently a wholly-owned subsidiary of VKAC Holding (collectively, MCM Holding, the Company and the subsidiaries of the Company, the "MCM Group");

                  WHEREAS, in connection with the MCM Spin-off, the Company and VKAC Holding have entered into a Tax Sharing Agreement, dated as of _________, 1996, (the "Tax Sharing Agreement"); and

                  WHEREAS, pursuant to Section 4.2.3 of the Merger Agreement, it is a condition to the obligations of Morgan Stanley and the Buyer that the Company shall have entered into an Indemnification Agreement with respect to the ownership of the stock of the Company and of MCM Holding prior to the MCM Spin-off;

                  NOW THEREFORE, in consideration of the promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, VKAC Holding and Morgan Stanley hereby agree as follows:

                  1. Indemnity. (a) The Company (hereinafter sometimes referred to as the "Indemnitor") hereby agrees to indemnify and hold harmless VKAC Holding, Morgan Stanley and their respective affiliates, successors and assigns (collectively, the "Indemnitees"), from and against, and to pay or reimburse each Indemnitee for, any and all claims, actions, causes of action, suits, judgments, losses, taxes, liabilities, damages, obligations, costs and expenses including, but not limited to, reasonable attorneys' fees (and the costs and expenses, including reasonable attorneys' fees and expenses, of enforcing the Company's obligations hereunder) incurred by any of the Indemnitees in connection with or arising from (each, an "Indemnifiable Loss") incurred or suffered by any of the Indemnitees, whether arising before, on or after the MCM Spin-off, (i) except as otherwise provided in the Tax Sharing Agreement, of or relating to the MCM Group or arising from or in connection with the conduct of the business of the MCM Group, including but not limited to taxes of the MCM Group to the extent that such taxes are attributable to income, assets or operations of the MCM Group and VKAC Holding has not previously received a payment with respect thereto, (ii) the ownership of the stock of the Company and MCM Holding prior to the MCM Spin-off (other than any taxes imposed upon VKAC Holding or any of its subsidiaries as a consequence of the Spin-Off) and (iii) the Guarantee, dated December 7, 1993, by Van Kampen American Capital, Inc. of the Company's obligations under the Lease Agreement, dated December 7, 1993, between the Company, as lessee, and The Chase Manhattan Bank, N.A., as lessor, with respect to certain premises occupied by the Company on the 37th floor of the building located at One Chase Manhattan Plaza, New York, New York.

                  (b) Any indemnity payable hereunder shall be made on an after-tax basis (taking into account both the deductibility of the Indemnifiable Loss and the inclusion in income of the indemnity payment and using for this purpose the maximum statutory rate applicable to the recipient of such indemnity payment for the relevant taxable year).

                  2. Claims. In the case of any claim asserted by a third party against an Indemnitee, notice shall be given by such Indemnitee to the Indemnitor promptly after such Indemnitee shall have received (i) notice of the commencement by a third party of any suit or other proceeding against or otherwise involving such Indemnitee or (ii) information from a third party alleging the existence of a claim against such Indemnitee, in either case, with respect to which indemnification may be sought under this Agreement (a "Third-Party Claim"); provided that the failure of such Indemnitee to give notice as provided by this Section 2 shall not relieve the Indemnitor of its obligations under this Agreement, except to the extent that the Indemnitor is materially damaged as a result of such failure to give notice. Within 30 days after receipt of such notice, the Indemnitor may (i) by giving written notice thereof to such Indemnitee, acknowledge liability for such indemnification claim and at its option and at its sole cost and expense assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the Indemnitor, who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to such Indemnitee, and such Indemnitee may participate in such defense at such Indemnitee's expense, or (ii) object to the claim for indemnification set forth in the notice delivered by such Indemnitee pursuant to this Section 2, provided that if the Indemnitor does not within such 30-day period give such Indemnitee written notice objecting to such indemnification claim and setting forth the grounds therefor, the Indemnitor shall be deemed to have acknowledged its liability for such indemnification claim. The Indemnitor, in the defense of any such claim or litigation, shall not, except with the prior written consent of the Indemnitee against whom the claim was made or the litigation was brought, consent to entry of any judgment or enter into any settlement that provides for injunctive or other non-monetary relief affecting such Indemnitee or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnitee of a release from all liability with respect to such claim or litigation. In the event that an Indemnitee shall in good faith determine that such Indemnitee has available to it one or more defenses or counterclaims that conflict with one or more of those that may be available to the Indemnitor in respect of such claim or any litigation relating thereto, such Indemnitee shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnitor, provided that if such Indemnitee does so take over and assume control, such Indemnitee shall not consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnitor. In the event that the Indemnitor does not exercise its right to assume the defense of any matter as above provided, the Indemnitee shall have the right (but not the obligation) to defend against any such claim or demand.

                  3. Cooperation. The Indemnitees and their affiliates shall make available to the Indemnitor and its attorneys and accountants, and the Indemnitor and its affiliates shall make available to the Indemnitees and their attorneys and accountants, at reasonable times and for reasonable periods, during normal business hours, all books and records in its possession or under its control reasonably requested by the Indemnitor relating to any matter with respect to which indemnification is being provided pursuant to this Agreement, and the Indemnitees and the Indemnitor, and their respective affiliates, shall render to the Indemnitor or the Indemnitees, as the case may be, such assistance as may be reasonably required to ensure prompt and adequate prosecution or the defense of any suit, claim or proceeding, including using its reasonable efforts to make available for interviews and to give testimony those officers or employees of the Indemnitees or the Indemnitor, or their respective affiliates, as the Indemnitor or the Indemnitees, as the case may be, may reasonably request; provided, however, that in each such case, any expense reasonably incurred by the Indemnitees in connection therewith shall be promptly paid by the Indemnitor upon submission to the Indemnitor of an itemized request for such payment.

                  4. Subrogation. The Indemnitor shall be subrogated to any claims or rights of the Indemnitees against any other person with respect to any Indemnifiable Loss assumed or borne by the Indemnitor. The Indemnitees shall cooperate with the Indemnitor to the extent reasonable under the circumstances consistent with the provisions of Section 3, at the expense of the Indemnitor, in connection with the assertion by the Indemnitor of any such claim against any such other persons.

                  5. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and addressed to:

(i) if to the Indemnitor:

         McCarthy, Crisanti & Maffei, Inc.
         One Chase Manhattan Plaza
         New York, New York   10005

         Attention:  President

         with a copy to:

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York 10022

         Attention:  Franci J. Blassberg, Esq.

(ii) if to the Indemnitees:

         VK/AC Holding, Inc.
         One Parkview Plaza
         Oakbrook Terrace, Illinois  60187
         Telecopy:  (708) 684-6155
         Telephone: (708) 684-6363

         Attention: Ronald A. Nyberg, Esq.

         with a copy to:

         Morgan Stanley Asset Management, Inc.
         1221 Avenue of the Americas
         New York, New York  10020
         Telecopy:   (212) 296-7778
         Telephone:  (212) 296-7125

         Attention:  James M. Allwin

         Davis Polk & Wardwell
         450 Lexington Avenue
         New York, New York  10017
         Telecopy:   (212) 450-4800
         Telephone:  (212) 450-4000

         Attention:  John R. Ettinger, Esq.

(iii) or, as to any party, at such other address as shall be designated by such party in a written notice to other parties.

                  All such notices and other communications shall be made by certified mail, postage prepaid, and shall be effective the third business day after being deposited in the mails; provided that such notices and other communications may be faxed, telegraphed, telexed or delivered by hand delivery, but in any such case shall be effective only when receipt is confirmed in writing by the party to which sent.

                  6. Waivers; Remedies. No failure on the part of Indemnitees to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  7. Amendments, Etc. No amendment, waiver, modification, discharge or termination of any provisions of this Agreement, and no consent to any departure by the Indemnitor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Indemnitee or Indemnitees affected thereby, and then such amendment, waiver, modification, discharge, termination or consent shall be effective only in the specific instance and for the specific purpose for which given. Any such amendment, waiver, modification, discharge, termination or consent shall be effective only if approved by the directors of the applicable Indemnitees who are unaffiliated with the Indemnitor.

                  8. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

                  9. Parties in Interest. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto, and any attempt to assign this Agreement without such consent shall be void and of no effect. This Agreement shall be binding on and enforceable against the Indemnitor and its successors and permitted assigns, and shall inure to the benefit of and be enforceable by the Indemnitees and their respective successors and permitted assigns.

                  10. Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

                  11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, each of the Indemnitor and the Indemnitees has caused this Indemnification Agreement to be duly executed and delivered by its officer duly authorized as of the date first written above.

                                                     MCCARTHY, CRISANTI &
                                                       MAFFEI, INC.

                                                     By ______________________
                                                        Name:
                                                        Title:

                                                     VK/AC HOLDING, INC.

                                                     By ______________________
                                                        Name:
                                                        Title:

                                                     MORGAN STANLEY GROUP INC.

                                                     By ______________________
                                                        Name:
                                                        Title:

                                                                     Exhibit C-1

                      [Form of Opinion of General Counsel
                            of VK/AC Holding, Inc.]

                                                               ________ __, 1996

Morgan Stanley Group Inc.
MSAM Holdings II, Inc.
MSAM Acquisition Inc.
c/o Morgan Stanley Asset Management, Inc.
1221 Avenue of the Americas
New York, New York  10020

Ladies and Gentlemen:

                  I am Executive Vice President, General Counsel and Secretary of VK/AC Holding, Inc., a Delaware corporation (the "Company"). As such, I and other members of the Office of the General Counsel of the Company have counseled the Company in connection with the execution and delivery of the Agreement and Plan of Merger, dated as of June 21, 1996 (the "Merger Agreement"), among the Company, Morgan Stanley Group Inc., a Delaware corporation (the "Parent"), MSAM Holdings II, Inc., a Delaware corporation ("Holdco"), and MSAM Acquisition Inc., a Delaware corporation (the "Buyer"), and the transactions contemplated thereby. Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed them in the Merger Agreement.

                  In so acting, I have reviewed or caused to be reviewed under my supervision the Merger Agreement.

                  I have examined and relied upon the representations and warranties as to factual matters contained in or made pursuant to the Merger Agreement and have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of such other agreements, instruments, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, corporate or other records, authorizations, proceedings and other instruments, and have made such additional examinations and conducted such other investigations of fact and law, as I have deemed necessary or appropriate for the purposes of

                                   Exhibit C-1

Morgan Stanley Group Inc.                2                         June __, 1996


rendering the opinions expressed below. I have assumed the genuineness of all signatures of, and the authority of, persons signing the Merger Agreement on behalf of parties thereto other than the Company and the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

                  Based upon the foregoing, I am of the opinion that:

                  1. Corporate Status. Each Significant Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization, with the requisite corporate power and authority to carry on its business as now conducted. Each Significant
Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the failure to be so qualified, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. As used herein, "Significant Subsidiary" means the companies listed on Annex I hereto.

                  2. Capitalization. The authorized capital stock of the Company consists of (i) 3,250,000 shares of Class A Common Stock, of which __________ shares are issued and outstanding, (ii) 3,250,000 shares of Class B Common Stock, of which 117,817 shares are issued and outstanding and (iii) 32,500 shares of Preferred Stock of which 32,500 shares are issued and outstanding.

                  As of the date of the Merger Agreement, to the best of my knowledge, there were _______ shares of Class A Common Stock reserved for issuance upon exercise of the Employee Options outstanding on the date thereof, 57,750 shares of Class A Common Stock reserved for issuance upon exercise of the Jones Option, 120,222 shares of Class B Common Stock reserved for issuance upon exercise of the Travelers Option (the Employee Options, the Jones Option and the Travelers Option, collectively, the "Options"), 3,350 shares of Class A Common Stock reserved for issuance in connection with Deferred Stock Units outstanding on the date thereof, 32,500 shares of Class A Common Stock reserved for issuance upon exchange of the Preferred Stock for such shares and 3,132,183 shares of Class B Common Stock reserved for issuance upon exchange of shares of Class A Common Stock for such shares. There were Options relating to _________ shares of Common Stock outstanding as of the date of the


                                   Exhibit C-1

Morgan Stanley Group Inc.               3                          June __, 1996


Merger Agreement, and since the date thereof the Company has not agreed to, nor does it have commitments to, issue options relating to any additional shares of Common Stock.

                  To the best of my knowledge, there are no preemptive or similar rights on the part of any Person with respect to the issuance of any shares of capital stock of the Company or any other member of the VKAC Group, except for such rights as may be set forth in the Registration and Participation Agreement. Except (i) for this Agreement, (ii) in respect of the Options and the Deferred Stock Agreements, (iii) in respect of certain repurchase rights with respect to shares of Class A Common Stock held by current or former officers or employees of the Company or any of its Subsidiaries and (iv) as set forth in
Schedule 2.1.2(c) or 2.1.2(d) of the Merger Agreement, there are no subscriptions, options, warrants or other similar rights, agreements or commitments of any kind obligating the Company or any other member of the VKAC Group to issue or sell, or to cause to be issued or sold, or to repurchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable for, or any options, warrants or other similar rights relating to, any such shares.

                  3. No Conflict. Except as set forth in Schedule 2.1.1(b) to the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, and the consummation of the transactions contemplated thereby, will not result in any violation of, loss of rights or default under, constitute an event creating rights of acceleration, termination, repayment or cancellation under, entitle any party to any payment pursuant to or result in the creation of any Lien (or any obligation to create any Lien) upon any of the properties or assets of any member of the VKAC Group under (i) any provision of the Organizational Documents of any member of the VKAC Group or (ii) to the best of my knowledge, any Material Contract, except for, in the case of clause (ii), any such violations, losses, defaults, accelerations, terminations, repayments, cancellations or Liens that, individually and in the aggregate, would not reasonably be expected to have a Material Adverse Effect. As used herein, "Material Contract" shall mean any Contract that would be a "material contract" of any member of the VKAC Group within the meaning of Item 601(b)(10) of Securities and Exchange Commission Regulation S-K, without giving effect (except as to management contracts) to clause (iii)(A) of such Item 601(b)(10).


                                   Exhibit C-1

Morgan Stanley Group Inc.               4                          June __, 1996



                  4. Litigation. To the best of my knowledge, except as set forth in Schedule 2.1.11 of the Merger Agreement, there is no judicial or administrative action, suit, investigation, inquiry or proceeding pending or threatened that (a) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or result in any liability on the part of the VKAC Group in an amount in excess of $2,000,000 individually or $5,000,000 in the aggregate or (b) questions the validity of the Merger Agreement or of any action taken or to be taken by any member of the VKAC Group in connection therewith.

                   5. Regulatory Matters. Each of the Registered Investment Advisers is duly registered as an investment adviser under the Advisers Act. Each such registration is in full force and effect. Each of the Registered Investment Advisers is not registered and is not required to be registered as a broker-dealer under federal law, and is not a member and is not required to be a member of any self-regulatory organization. Each of the Registered Broker-Dealers is a broker-dealer duly registered under the Exchange Act and a member firm in good standing of the NASD, and, to the extent required, the Municipal Securities Rulemaking Board. Each such registration is in full force and effect. No VKAC Company other than the Registered Broker-Dealers is required to be registered, licensed or qualified as a broker-dealer under the Exchange Act, or subject to any material liability or disability by reason of any failure to be so registered, licensed or qualified. Except with respect to the Funds and the Sub-Advisory Funds, no VKAC Company acts as investment adviser or subadviser to any Investment Company. The Transfer Agent is duly registered as a transfer agent under the Exchange Act. Such registration is in full force and effect. No VKAC Company other than the Transfer Agent is a "transfer agent" within the meaning of the Exchange Act, or required to be registered, licensed or qualified as a transfer agent under the Exchange Act, or subject to any material liability or disability by reason of any failure to be so registered, licensed or qualified. None of the VKAC Companies is an Investment Company. Van Kampen American Capital Trust Company is duly registered, licensed or qualified as a trust company in the State of Texas and such registration, license or qualification is in full force and effect.


                  6. Certain Approvals and Contracts. The approval of each investment advisory agreement with a Client of the Registered Investment Adviser which is an Investment Company required in connection with the performance by the parties

                                   Exhibit C-1

Morgan Stanley Group Inc.               5                          June __, 1996




of the Merger Agreement has been effected in accordance with the provisions of
Section 15 of the Investment Company Act. Each Investment Advisory Contract with respect to any Fund, and each Underwriting Agreement, has been duly adopted and maintained in compliance in all material respects with Section 15 of the Investment Company Act. With respect to each client of the VKAC Group listed on
Schedule 2.1.8(c)(A)(9) of the Merger Agreement the assets of which have been included by the Company in determining Closing Assets Under Management and Market Assets Under Management under the Merger Agreement, a Consent has been obtained in accordance with the provisions of Section 3.1.6(d) of the Merger Agreement which, to my knowledge, is consistent with the requirements of the Advisers Act as interpreted by the staff of the Commission in Jennison Associates Capital Corp. (avail. Dec. 2, 1985).

                  I am a member of the Bar of the State of Illinois and express no opinion as to matters governed by any laws other than the laws of the State of Illinois, the Federal laws of the United States of America, the General Corporation Law of the State of Delaware and, with respect to the opinion expressed in the last sentence of paragraph (5) above, the State of Texas. In rendering the opinions set forth above, I have, with your permission, relied on certain members of my staff with respect to certain matters covered in this opinion.

                  I am delivering this opinion to you pursuant to Section 4.2.6 of the Merger Agreement and no person other than you is entitled to rely on this opinion.

                                                     Very truly yours,

                                   Exhibit C-1

                                                                         Annex I



                            Significant Subsidiaries

Van Kampen American Capital, Inc.

Van Kampen American Capital Investment Advisory Corp.

Van Kampen American Capital Asset Management, Inc.

Van Kampen American Capital Management, Inc.

Van Kampen American Capital Distributors, Inc.

ACCESS Investor Services, Inc.

Van Kampen American Capital Trust Company

American Capital Contractual Services, Inc.

Van Kampen American Capital Advisors, Inc.

Van Kampen American Capital Exchange Corp.



                                   Exhibit C-1

                                                                     Exhibit C-2

                    [Form of Opinion of Debevoise & Plimpton]

                                                              _________ __, 1996

Morgan Stanley Group Inc.
MSAM Holdings II, Inc.
MSAM Acquisition Inc.
c/o Morgan Stanley Asset Management, Inc.
1221 Avenue of the Americas
New York, New York  10020

Ladies and Gentlemen:

                  We have acted as special counsel to VK/AC Holding, Inc., a Delaware corporation (the "Company"), in connection with the execution and delivery of the Agreement and Plan of Merger, dated as of June 21, 1996 (the "Merger Agreement"), among the Company, Morgan Stanley Group Inc., a Delaware corporation (the "Parent"), MSAM Holdings II, Inc., a Delaware corporation ("Holdco"), and MSAM Acquisition Inc., a Delaware corporation (the "Buyer"), and the transactions contemplated thereby. Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed them in the Merger Agreement.

                  In so acting, we have participated in the preparation of the Merger Agreement.

                  We have examined and relied upon the representations and warranties as to factual matters contained in or




                                   Exhibit C-2

Morgan Stanley Group Inc.                 2                _________ __, 1996


made pursuant to the Merger Agreement and have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such other agreements, instruments, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, corporate or other records, authorizations, proceedings and other instruments, and have made such additional examinations and conducted such other investigations of fact and law, as we have deemed necessary or appropriate for the purposes of rendering the opinions expressed below. We have assumed the genuineness of all signatures of, and the authority of, persons signing the Merger Agreement on behalf of parties thereto other than the Company and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

                  Based upon the foregoing, we are of the opinion that:

                  1. Corporate Status; Merger Agreement; Etc. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to execute and deliver the Merger Agreement, to perform its respective obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Merger Agreement, and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite corporate action of the Company. The Merger Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization or other laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  2. No Conflict. The execution and delivery by the Company of the Merger Agreement, and the consummation of the transactions contemplated thereby, will not result in any violation of any New York State or federal law, rule or



                                   Exhibit C-2

Morgan Stanley Group Inc.               3                      ________ __, 1996



regulation or the Delaware General Corporation Law (it being understood that the rules and regulations of a self regulatory body or organization such as the National Association of Securities Dealers, Inc. shall not be deemed to be federal laws, rules or regulations).

                  3. Governmental Approvals. Except for filings in connection with the Merger which will become effective after the Closing and other Governmental Approvals to be made or obtained after the Closing (none of which are required to be made prior to the Closing), no Governmental Approval (other than pursuant to the HSR Act, which Governmental Approval has been obtained) required by the laws of the State of New York, the federal laws of the United States or the Delaware General Corporation Law is required to be obtained or made by the Company in connection with the execution and delivery of the Merger Agreement or the consummation of the transactions contemplated thereby other than those which have been obtained or made.

                  We are members of the Bar of the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

                  We are delivering this opinion to you pursuant to Section
4.2.6 of the Merger Agreement and no person other than you is entitled to rely on this opinion.

                                                       Very truly yours,



                                                       Debevoise & Plimpton




                                   Exhibit C-2

                                                                       Exhibit D

                   [Form of Opinion of Davis Polk & Wardwell]




                                                      ______________ _____, 1996

VK/AC Holding, Inc.
One Park View Plaza
Oakbrook Terrace, Illinois  60181

Each of the Designated Managers
  Party to the Contribution Agreement
  Referred to herein

Ladies and Gentlemen:

                  We have acted as special counsel to MSAM Acquisition Inc., a Delaware corporation (the "Buyer"), MSAM Holdings II, Inc., a Delaware corporation ("Holdco"), and Morgan Stanley Group Inc., a Delaware corporation (the "Parent"), in connection with (i) the execution and delivery of the Agreement and Plan of Merger, dated as of June 21, 1996, (the "Merger Agreement"), among VK/AC Holding, Inc., a Delaware corporation (the Company"), the Parent, Holdco and the Buyer, and (ii) the execution and delivery of the Contribution Agreement, dated as of June 21, 1996 (the "Contribution Agreement"), among the Parent, Holdco and the Designated Managers, and the transactions contemplated thereby. Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed them in the Merger Agreement.


                                    Exhibit D

VK/AC Holding, Inc.                     2                       _______ __, 1996




                  In so acting, we have participated in the preparation of the Merger Agreement and the Contribution Agreement.

                  We have examined and relied upon the representations and warranties as to factual matters contained in or made pursuant to the Merger Agreement and the Contribution Agreement and have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such other agreements, instruments, certificates of public officials, certificates of officers or other representatives of the Buyer and others, and such other documents, certificates, corporate or other records, authorizations, proceedings and other instruments, and have made such additional examinations and conducted such other investigations of fact and law, as we have deemed necessary or appropriate for the purposes of rendering the opinions expressed below. We have assumed the genuineness of all signatures of, and the authority of, persons signing the Merger Agreement and the Contribution Agreement on behalf of parties thereto other than the Buyer, Holdco and the Parent and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

                  Based upon the foregoing, we are of the opinion that:

                  1. Corporate Status; Authority for Agreements(1); Etc. Each of the Parent, Holdco and the Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. All of the outstanding shares of capital stock of the Buyer are owned by Holdco, and all the outstanding shares of capital stock of Holdco are owned by Parent, except for the Preferred Stock referred to below being issued to the Designated Managers pursuant to the Contribution Agreement. Each of the Parent, Holdco and the Buyer, as the case may be, has the requisite corporate power and authority to execute and deliver the Merger Agreement, and the Contribution Agreement, to perform its respective obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the

- --------
1 This opinion to cover such other agreements in addition to the Contribution Agreement as Parent or Holdco may enter into pursuant to Section 6.1(c) of the Contribution Agreement.

                                    Exhibit D

VK/AC Holding, Inc.                     3                       _______ __, 1996




Merger Agreement and the Contribution Agreement, and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite corporate action of the Parent, Holdco and the Buyer, as the case may be. Each of the Merger Agreement and the Contribution Agreement has been duly executed and delivered by each of the Parent, Holdco and the Buyer, as the case may be, and constitutes the legal, valid and binding obligation of each of them, enforceable against each of them, as the case may be, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization or other laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  2. Validity of Shares. The shares of 4% Exchangeable Redeemable Preferred Stock, par value $100 per share (the "Preferred Stock"), of Holdco to be issued to the Designated Managers pursuant to the Contribution Agreement have been duly authorized and, when issued and delivered in accordance with the terms of such Contribution Agreement, will be validly issued, fully paid and non-assessable. The Certificate of Designation of the Preferred Stock has been duly authorized by Holdco, and has been duly filed with the Secretary of State of the State of Delaware. The shares of common stock, par value $1.00 per share, of the Parent issuable in exchange for the Preferred Stock have been duly authorized and, when issued and delivered in exchange for shares of the Preferred Stock in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.(2)

                  3. No Conflict.(3) The execution and delivery by each of the Parent, Holdco and the Buyer, as the case may be, of the Merger Agreement and the Contribution Agreement, and the consummation of the transactions contemplated thereby, will not result in any violation of (i) any provision of the certificate of incorporation, by-laws of other organizational documents of such party or (ii) any New York State or federal law, rule or regulation or the Delaware General Corporation Law (it being understood that the rules and regulations of a self regulatory body or
__________________________

2        To be included in the opinion if the Preferred Stock is issued.

3        See Note 1.

                                    Exhibit D

VK/AC Holding, Inc.                     4                     _________ __, 1996




organization such as the National Association of Securities Dealers, Inc. shall not be deemed to be federal laws, rules or regulations).

                  4. Governmental Approvals.(4) Except for filings in connection with the Merger which will become effective after the Closing and other Governmental Approvals to be made or obtained after the Closing (none of which are required to be made prior to the Closing), no Governmental Approval required by the laws of the State of New York, the federal laws of the United States or the Delaware General Corporation Law is required to be obtained or made by the Parent, Holdco or the Buyer, as the case may be, in connection with the execution and delivery of the Merger Agreement and the Contribution Agreement or the consummation of the transactions contemplated thereby other than those which have been obtained or made.

                  We are members of the Bar of the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Federal laws of the United States of America and the General Corporation Law of the State of Delaware (but including only those federal and New York State and Delaware laws which, in our experience, are normally applicable to transactions of this type).

                  We are delivering this opinion to you pursuant to Section
4.3.5 of the Merger Agreement and Section 6.3 of the Contribution Agreement and no person other than you is entitled to rely on this opinion.

                                                     Very truly yours,

                                                     Davis Polk & Wardwell


__________________________

4        See note 1.

                                    Exhibit D

                                                                      EXHIBIT E

                         SCHEDULE OF CUMULATIVE PRE-TAX
                      INCOME TARGET AMOUNTS AND CUMULATIVE
                         DEBT PREPAYMENT TARGET AMOUNTS

                          CUMULATIVE PRE-TAX                CUMULATIVE DEBT
MONTH                        INCOME TARGET                PREPAYMENT TARGET(1)
- -----                     ------------------              --------------------
                                           ($ in millions)
July                            $ 7.3                            $15
August                           14.9                             20
September                        22.3                             35
October                          30.4                             45
November                         38.3                             55
December                         47.0                             65
January                          56.0                             75




- --------

(1) Based on the assumption that debt outstanding under the Credit Agreement on the date hereof is $275,000,000.


                                       2